                                                                     EXHIBIT 4.1

            STATEMENT OF RESOLUTION DECREASING SERIES A REDEEMABLE
          PREFERRED STOCK, ELIMINATING SERIES B REDEEMABLE PREFERRED
                STOCK AND ESTABLISHING TWO NEW SERIES OF SHARES

To:  The Secretary of State
     of the State of Texas

          Pursuant to the provisions of Article 2.13 of the Texas Business Corporation Act, the undersigned corporation submits the following statement for the purpose of (i) decreasing its Series A Redeemable Preferred Stock, (ii) eliminating its Series B Redeemable Preferred Stock, and (iii) establishing and designating as two new series of shares its 14 1/2% Senior Redeemable Preferred Stock, Series C, $1,000.00 liquidation preference per share (the "Series C Redeemable Preferred Stock"), and its 14 1/2% Senior Redeemable Preferred Stock, Series D, $1,000.00 liquidation preference per share (the "Series D Redeemable Preferred Stock"), and fixing and determining the preferences, limitations and relative rights of the new Series C and D Redeemable Preferred Stock:

          1.   The name of the corporation is TNP Enterprises, Inc. (the
"Company").
--------

          2. The following resolution decreasing the Company's Series A Redeemable Preferred Stock was duly adopted by all necessary action of the Company on May 23, 2000.

          "NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority vested in the Board by the Restated Articles and Section 2.13.B of the Texas Business Corporation Act, the Board does hereby decrease the number of shares of Series A Redeemable Preferred Stock by 900,000 from 1,000,000 to 100,000 which 900,000 shares shall be restored to the status of authorized but unissued shares of preferred stock; and"

          3. The following resolution eliminating the Company's Series B Redeemable Preferred Stock was duly adopted by all necessary action of the Company on May 23, 2000:

          "RESOLVED FURTHER, that pursuant to the authority vested in the Board by the Restated Articles and Section 2.13.C of the Texas Business Corporation Act, the Board hereby eliminates all 1,000,000 shares of Series B Redeemable Preferred Stock which 1,000,000 shares shall be restored to the status of authorized but unissued shares of preferred stock; and"
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                                      -2-

          4. The following resolution establishing and designating the Company's Series C and D Redeemable Preferred Stock and fixing and determining the designations, preferences, limitations and relative rights with respect thereto was duly adopted by all necessary action of the Company on May 23, 2000:

          "RESOLVED FURTHER, that of the 1,900,000 shares that have been restored to the status of authorized but unissued shares of preferred stock through the foregoing decrease and elimination of the Series A and Series B Redeemable Preferred Stock, respectively, the Board does hereby establish a new series of senior redeemable preferred stock designated 14 1/2% Senior Redeemable Preferred Stock, Series C, $1,000 liquidation preference per share (the "Series C Redeemable Preferred Stock"), consisting of 1,000,000 shares, and a new series of senior redeemable preferred stock designated 14 1/2% Senior Redeemable Preferred Stock, Series D, $1,000 liquidation preference per share (the "Series D Redeemable Preferred Stock"), consisting of 900,000 shares, which shall have the designations, powers, preferences, rights, qualifications, limitations and restrictions (in addition to the designations, powers, preferences, rights, qualifications, limitations and restrictions set forth in the Restated Articles) as follows:"

          (a)  Designation.  There is hereby created out of the authorized and
               -----------
unissued shares of Preferred Stock of the Company a class of Preferred Stock designated as the "14 1/2% Senior Redeemable Preferred Stock." The number of shares constituting such class shall initially be 1,900,000 and are referred to herein as the "Senior Preferred Stock." The number of shares of Senior
               ----------------------
Preferred Stock shall increase to 2,000,000 pursuant to paragraph 5 hereof. 1,000,000 shares of Senior Preferred Stock shall be designated as the "14 1/2% Senior Redeemable Preferred Stock, Series C," and initially 900,000 shares of the Senior Preferred Stock shall be designated as the "14 1/2% Senior Redeemable Preferred Stock, Series D." The liquidation preference of the Senior Preferred Stock shall be $1,000.00 per share.

          One Hundred Thousand (100,000) shares of the Series C Senior Preferred Stock shall be initially issued, with an additional 900,000 shares of Series C Senior Preferred Stock reserved for issuance in accordance with paragraph (c)(i) hereof. The Company shall issue the shares of the Series D Senior Preferred Stock to the Holders of the Series C Senior Preferred Stock as is necessary to comply with the registration and exchange provisions of the Registration Rights Agreement and for issuance in accordance with paragraph (c)(i) hereof following such exchange.

          (b)  Rank.  The Senior Preferred Stock shall, with respect to dividend
               ----
distributions and distributions upon the liquidation, winding-up and dissolution of the Company, rank (i) senior to the extent set forth herein to all classes of common stock of the Company ("Common Stock"), and to each other class of capital
                              ------------
stock or series of Preferred Stock
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                                      -3-

hereafter established by the Board of Directors of the Company the terms of which do not expressly provide that it ranks senior to or on a parity with the Senior Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up or dissolution of the Company (collectively referred to with the Common Stock of the Company as "Junior Securities"); (ii) equally with
                                         -----------------
any class of capital stock or series of Preferred Stock issued by the Company hereafter established by the Board of Directors of the Company the terms of which expressly provide that such class will rank equally with the Senior Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up or dissolution of the Company (collectively referred to as "Parity Securities"), provided that any such Parity Securities that were not
    -----------------    --------
approved by the Holders in accordance with paragraph (f)(ii)(A) hereof (to the extent such approval is required) shall be deemed to be Junior Securities and not Parity Securities; and (iii) junior to each other class of capital stock or series of Preferred Stock issued by the Company hereafter established by the Board of Directors of the Company the terms of which expressly provide that such class or series will rank senior to the Senior Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up or dissolution of the Company (collectively, referred to as "Senior Securities"), provided that
                                              -----------------    --------
any such Senior Securities that were not approved by the Holders in accordance with paragraph (f)(ii)(B) hereof shall be deemed to be Junior Securities and not Senior Securities.

          The Senior Preferred Stock will be subject to the issuance of series of Junior Securities, Parity Securities and Senior Securities; provided that the
                                                               --------
Company may not issue any new class of Parity Securities (other than the issuance of additional shares of Senior Preferred Stock to satisfy dividend payments on outstanding shares of Senior Preferred Stock) or Senior Securities (or amend the provisions of any existing class of capital stock to make such class of capital stock Parity Securities or Senior Securities) without the approval of the Holders in accordance with paragraph (f)(ii) hereof.

          No full dividends may be declared or paid on any Parity Securities for any period unless full cumulative dividends shall have been or contemporaneously are declared and paid (or are deemed declared and paid) in full, or declared and, if payable in cash, a sum in cash sufficient for such payment set apart for such payment on the Senior Preferred Stock. If full dividends are not paid, the Senior Preferred Stock will share dividends pro rata with the Parity Securities.
                                            --- ----
No dividends may be paid on any Junior Securities (except dividends on Junior Securities payable in additional shares of Junior Securities) and no Junior Securities may be repurchased, redeemed or otherwise retired (except in exchange for Junior Securities) if full cumulative dividends have not been paid in full (or deemed paid) on the Senior Preferred Stock for all full semi-annual Dividend Periods ended prior to the date of such payment in respect of Junior Securities as may be further restricted as provided under paragraph (k)(ii).
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                                      -4-

          (c)  Dividends.
               ---------

               (i) From the Issue Date, Holders of the Senior Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor, dividends on the Senior Preferred Stock at a rate per annum equal to 14 1/2% of the liquidation
                          ---------
preference per share of Senior Preferred Stock, payable semi-annually. All dividends will accumulate on a daily basis whether or not earned or declared from the Issue Date and will be payable semi-annually in arrears on April 1 and October 1 of each year (each, a "Dividend Payment Date"), commencing on October
                                 ---------------------
1, 2000, to holders of record on March 15 and September 15 immediately preceding the relevant Dividend Payment Date. All unpaid dividends will compound on a semi-annual basis. Dividends will be paid by the issuance of additional shares of Senior Preferred Stock (including fractional shares) having an aggregate liquidation preference equal to the amount of such dividends on any Dividend Payment Date occurring on or prior to April 1, 2005. Thereafter, dividends may be paid, at the Company's option, on any Dividend Payment Date either in cash or by the issuance of additional shares of Senior Preferred Stock (including fractional shares) having an aggregate liquidation preference equal to the amount of such dividends. If, at any time, any of the Voting Rights Triggering Events described in clauses (1) or (2) of paragraph (f)(iv) shall have occurred, the per annum dividend rate will be increased by 2% during the continuance of
    ---------
any such Voting Rights Triggering Event. After the date on which such Voting Rights Triggering Event ceases to exist, the dividend rate will revert to the rate originally borne by the Senior Preferred Stock.

               (ii) All dividends paid with respect to shares of the Senior Preferred Stock pursuant to paragraph (c)(i) shall be paid pro rata to the
                                                           --- ----
Holders entitled thereto.

               (iii) Dividends accumulating after April 1, 2005 on the Senior Preferred Stock for any past Dividend Period and dividends in connection with any optional redemption pursuant to paragraph (e)(i) may be declared and paid at any time, without reference to any Dividend Payment Date, to Holders of record on such date, not more than sixty (60) days prior to the payment thereof, as may be fixed by the Board of Directors.

               (iv) (A) No full dividends shall be declared by the Board of Directors or paid or set apart for payment by the Company on any Parity Securities for any period unless full cumulative dividends have been or contemporaneously are declared and paid in full and, if payable in cash, a sum in cash set apart sufficient for such payment on the Senior Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of such full dividends on such Parity Securities. If any dividends are not so paid, all dividends declared upon shares of the Senior Preferred

Stock and any other Parity Securities shall be declared pro rata so that the
                                                        --- ----
amount of dividends declared per share on the Senior Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that accumulated dividends per share on the Senior Preferred Stock and such Parity Securities bear to each other.

          (B) So long as any share of the Senior Preferred Stock is outstanding, the Company shall not declare, pay or set apart for payment any dividend on any of the Junior Securities (other than dividends in Junior Securities to the holders of Junior Securities), or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities whether in cash, obligations or shares of the Company or other property (other than in exchange for Junior Securities), and shall not permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any of the Junior Securities or any such warrants, rights, calls or options (other than in exchange for Junior Securities) unless full cumulative dividends determined in accordance herewith on the Senior Preferred Stock have been paid in full for all full semi-annual Dividend Periods ended prior to the date of such payment in respect of Junior Securities.

          (C) So long as any share of the Senior Preferred Stock is outstanding, the Company shall not (except with respect to dividends as permitted by paragraph (c)(iv)(A)) make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Parity Securities whether in cash, obligations or shares of the Company or other property, and shall not permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any of the Parity Securities or any such warrants, rights, calls or options unless full cumulative dividends determined in accordance herewith on the Senior Preferred Stock have been or contemporaneously are paid in full.

          (v) Dividends payable on the Senior Preferred Stock for any period less than a year shall be computed on the basis of a 360-day year of twelve 30-day months and, for periods not involving a full calendar month, the actual number of days elapsed (not to exceed 30 days).

          (vi) Additional Dividends shall become due and payable in cash with respect to the Senior Preferred Stock as set forth in the Registration Rights Agreement.

          (d)  Liquidation Preference.
               ----------------------

               (i) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company, the Holders of shares of Senior Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount in cash equal to the liquidation preference for each share outstanding, plus, without duplication, an amount in cash equal to accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-
up) before any distribution shall be made or any assets distributed in respect of Junior Securities to the holders of any Junior Securities including, without limitation, Common Stock of the Company. If upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Senior Preferred Stock and all other Parity Securities are not paid in full, the Holders of the Senior Preferred Stock and the Parity Securities will share equally and ratably in any distribution of assets of the Company first in proportion to the full liquidation preference to which each is entitled until such preferences are paid in full, and then in proportion to their respective amounts of accumulated but unpaid dividends.

               (ii) For the purposes of this paragraph (d), neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more entities shall be deemed to be a liquidation, dissolution or winding-up of the affairs of the Company.

          (e)  Redemption.
               ----------

               (i) Optional Redemption.  (A)  The Company may redeem the Senior
                   -------------------
Preferred Stock at its option, in whole at any time or in part from time to time, on or after April 1, 2005, subject to contractual and other restrictions with respect thereto, from any source of funds legally available therefor, in the manner provided for in paragraph (e)(iii) hereof, at the redemption prices in cash (expressed as a percentage of the liquidation preference) set forth below, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends (whether or not declared), including Additional Dividends, if any (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date), if redeemed during the 12-month period beginning on April 1 of each the year listed below:

          2005.............................................   110.000%

          2006.............................................   107.500%
          2007.............................................   105.000%
          2008.............................................   102.500%
          2009 and thereafter..............................   100.000%


          (B) In addition to the foregoing paragraph (e)(i)(A), the Company may at its option redeem for cash all but not less than all of the outstanding shares of Senior Preferred Stock at any time prior to April 1, 2003 from the Net Proceeds of any Public Equity Offering in the manner provided in paragraph
(e)(iii) hereof, at a redemption price equal to 114.500% of the liquidation preference thereof, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends (whether or not declared), including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date; provided,
                                                                      --------
that any such redemption occurs within 90 days following the closing of any such Public Equity Offering.

          (C) In addition to the foregoing paragraphs (e)(i)(A) and (e)(i)(B), at any time prior to April 1, 2005, the Company may at its option redeem all but not less than all of the outstanding shares of Senior Preferred Stock upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days prior notice (but in no event may any such redemption occur more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the liquidation preference thereof plus the Applicable Premium, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends (whether or not declared), including Additional Dividends, if any (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date), on the Senior Preferred Stock for all Dividend Periods terminating on or prior to the Redemption Date.

          (D) In the event of a redemption pursuant to paragraph (e)(i)(A) hereof of only a portion of the then outstanding shares of Senior Preferred Stock, the Company shall effect such redemption on a pro rata basis according to
                                                     --- ----
the number of shares held by each Holder of Senior Preferred Stock, except that the Company may redeem such shares held by Holders of fewer than ten shares (or shares held by Holders who would hold less than ten shares as a result of such redemption), as may be determined by the Company.

          (ii)  Mandatory Redemption. On April 1, 2011, the Company shall redeem
                --------------------
to the extent of funds legally available therefor, in the manner provided for in paragraph (e)(iii) hereof, all of the shares of Senior Preferred Stock then outstanding at a redemption price equal to 100% of the liquidation preference per share, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends (whether or not declared), including Additional Dividends, if any, per share (including an amount equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date) (the "Mandatory Redemption Price").
                              --------------------------

          (iii) Procedures for Redemption.  (A) At least 30 days and not more
                -------------------------
than 60 days prior to the date fixed for any redemption of the Senior Preferred Stock, written notice (the "Redemption Notice") shall be given by first-class
                            -----------------
mail, postage prepaid, to each Holder of record on the record date fixed for such redemption of the Senior Preferred Stock at such Holder's address as it appears in the register maintained by the Transfer Agent for the Senior Preferred Stock, provided that no failure to give such notice nor any deficiency
                 --------
therein shall affect the validity of the procedure for the redemption of any shares of Senior Preferred Stock to be redeemed except as to the Holder or Holders to whom the Company has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state:

                (1)  whether the redemption is pursuant to paragraph (e)(i)(A),
          (B) or (C) hereof;

                (2)  the redemption price;

                (3) whether all or less than all the outstanding shares of Senior Preferred Stock are to be redeemed and the total number of shares of Senior Preferred Stock being redeemed;

                (4)  the Redemption Date;

                (5) that the Holder is to surrender to the Company, in the manner, at the place or places and at the price designated, his certificate or certificates representing the shares of Senior Preferred Stock to be redeemed; and

                (6) that dividends on the shares of Senior Preferred Stock to be redeemed shall cease to accumulate on such Redemption Date unless the Company defaults in the payment of the redemption price.

                (B) Each Holder of Senior Preferred Stock shall surrender the certificate or certificates representing such shares of Senior Preferred Stock to the Company, duly endorsed (or otherwise in proper form for transfer, as determined by the Company), in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full redemption price for such shares shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                    (C) On and after the Redemption Date, unless the Company defaults in the payment in full of the applicable redemption price, dividends on Senior Preferred Stock called for redemption shall cease to accumulate on the Redemption Date, and all rights of the Holders of redeemed shares shall terminate with respect thereto on the Redemption Date, other than the right to receive the redemption price; provided, however, that if a notice of redemption
                              --------  -------
shall have been given as provided in paragraph (iii)(A) above and the funds necessary for redemption (including an amount in cash in respect of all dividends that will accumulate to the Redemption Date) shall have been irrevocably deposited in trust for the equal and ratable benefit for the Holders of the shares of senior Preferred Stock to be redeemed, then, at the close of business on the Business Day on which such funds are segregated and set aside, the Holders of the shares to be redeemed shall cease to be stockholders of the Company and shall be entitled only to receive the redemption price.

          (f)  Voting Rights.
               -------------

               (i) The Holders of Senior Preferred Stock, except as otherwise required under Texas law or as set forth in paragraphs (ii), (iii) and (iv) below, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Company.

               (ii) (A) So long as any shares of Senior Preferred Stock are outstanding, the Company shall not authorize or issue any class of Parity Securities without the affirmative vote or consent of Holders of at least 66-2/3% of the then outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting; provided, however, that no such vote or consent shall be necessary in
     --------  -------
     connection with the issuance of additional shares of Senior Preferred Stock pursuant to the provisions of paragraph (c) of this Statement of Resolution.

               (B) So long as any shares of Senior Preferred Stock are outstanding, the Company shall not authorize or issue any class of Senior Securities without the affirmative vote or consent of Holders of at least 66-2/3% of the then outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

          (C) So long as any shares of Senior Preferred Stock are outstanding, the Company shall not amend this Statement of Resolution or its Articles of Incorporation so as to affect adversely the specified rights, preferences, privileges or voting rights of Holders of shares of Senior Preferred Stock without the affirmative vote or consent of Holders of at least a majority of the issued and outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

          (iii) Without the affirmative vote or consent of Holders of a majority of the issued and outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, as a separate class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, the Company shall not, in a single transaction or series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another Person unless: (A) either (1) the Company is the continuing Person or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company are sold, assigned, transferred, leased, conveyed or otherwise disposed of shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume all of the obligations of the Company under this Statement of Resolution and the obligations hereunder shall remain in full force and effect; (B) if the Company is not the surviving Person, the Senior Preferred Stock shall be converted into or exchanged for and shall become shares of such successor, transferee or resulting Person, having in respect of such successor, transferee or resulting Person the same powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereon, that the Senior Preferred Stock had immediately prior to such transaction; (C) immediately after giving effect to such transaction on a pro forma basis the Company or
                                                  --- -----
     such Person could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with paragraph (k)(i); and (D) immediately after giving effect to such transaction (including any Indebtedness incurred or anticipated to be incurred in connection with the transaction), no Voting Rights Triggering Event shall have occurred or be continuing.

                For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or sub-stantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

          (iv) (A) If (1) the Company fails to redeem all of the then outstanding shares of Senior Preferred Stock on or before April 1, 2011 or otherwise fails to discharge any redemption obligation with respect to the Senior Preferred Stock; (2) the Company fails to make a Change of Control Offer following a Change of Control if such Change of Control Offer is required by paragraph (g) hereof or fails to purchase shares of Senior Preferred Stock from Holders who elect to have such shares purchased pursuant to the Change of Control Offer; or (3) the Company breaches or violates one of the provisions set forth in paragraph (k) or paragraph
     (f)(iii) hereof and the breach or violation continues for a period of 60 days or more after the Company receives notice thereof specifying the default from the Holders of at least 25% of the shares of Senior Preferred Stock then outstanding, then in the case of any of clauses (1) through (3) (each of such clauses (1) through (3) a "Voting Rights Triggering Event"),
                                              ------------------------------
     the number of directors constituting the Board of Directors shall be adjusted by the number, if any, necessary to permit the Holders of the Senior Preferred Stock, voting separately and as one class, to elect the lesser of two directors or that number of directors constituting at least 25% of the Board of Directors; provided, that, in the event more than one
                                    --------
     of the above defaults occurs, at the same or at different times, the maximum number of directors that such Holders shall be entitled to elect is the lesser of two directors and that number of directors constituting 25% of the Board of Directors. Holders of a majority of the issued and outstanding shares of Senior Preferred Stock, voting separately and as one class, shall have the exclusive right to elect the lesser of two directors or 25% of the members of the Board of Directors at a meeting therefor called upon occurrence of such Voting Rights Triggering Event, and at every subsequent meeting at which the terms of office of the directors so elected by the Holders of Senior Preferred stock expire (other than as described in (f)(iv)(B) below). The voting rights provided herein shall be the exclusive remedy at law or in equity of the Holders of the Senior Preferred Stock for any Voting Rights Triggering Event.

          (B) The right of the Holders of the Senior Preferred Stock voting together as a separate class to elect members of the Board of Directors as set forth in subparagraph (f)(iv)(A) above shall continue until such time as the failure, breach or default giving rise to such Voting Rights Triggering Event is remedied, cured or waived by the Holders of at least a majority of the shares of Senior Preferred Stock then outstanding and entitled to vote thereon, at which time (1) the special right of the Hold-ers of Senior Preferred Stock so to vote as a class for the election of directors and (2) the term of office of the directors elected by the Holders of Senior Preferred Stock shall each terminate and the directors elected by the holders of Common Stock or Capital Stock (other than the Senior Preferred Stock) shall constitute the entire Board of Directors. At any time after voting power to elect directors shall have become vested and be continuing in the Holders of Senior Preferred Stock pursuant to paragraph (f)(iv) hereof, or if vacancies shall exist in the offices of directors elected by the Holders of Senior Preferred Stock, a proper officer of the Company may, and upon the written request of the Holders of record of at least 25% of the shares of Senior Preferred Stock then outstanding addressed to the secretary of the Company shall, call a special meeting of the Holders of Senior Preferred Stock, for the purpose of electing the directors which such Holders are entitled to elect. If such meeting shall not be called by a proper officer of the Company within 20 days after personal service of said written request upon the secretary of the Company, or within 20 days after mailing the same within the United States by certified mail, addressed to the secretary of the Company at its principal executive offices, then the Holders of record of at least 25% of the outstanding shares of Senior Preferred Stock may designate in writing one Holder to call such meeting at the expense of the Company, and such meeting may be called by the Person so designated upon the notice required for the annual meetings of stockholders of the Company and shall be held at the place for holding the annual meetings of stockholders. Any Holder of Senior Preferred Stock so designated shall have, and the Company shall provide, access to the lists of stockholders to be called pursuant to the provisions hereof.

          (C) At any meeting held for the purpose of electing directors at which the Holders of Senior Preferred Stock shall have the right, voting together as a separate class, to elect directors as aforesaid, the presence in person or by proxy of the Holders of at least a majority of the outstanding shares of Senior Preferred Stock entitled to vote thereat shall be required to constitute a quorum of the Senior Preferred Stock.

          (D) Any vacancy occurring in the office of a director elected by the Holders of the Senior Preferred Stock may be filled by the remaining director elected by the Holders of the Senior Preferred Stock unless and until such vacancy shall be filled by the Holders of the Senior Preferred Stock.

          (v) In any case in which the Holders of the Senior Preferred Stock shall be entitled to vote pursuant to this paragraph (f) or pursuant to Texas law, each Holder of Senior Preferred Stock entitled to vote with respect to such matter shall be entitled to one vote for each share of Senior Preferred Stock held.

          (g)  Change of Control.
               -----------------

               (i) Upon the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), unless the Company has elected
                      ----------------------
to redeem the Senior Preferred Stock pursuant to paragraph (e)(i)(C) in connection with such Change of Control, the Company shall make an offer to purchase (the "Change of Control Offer") the outstanding shares of Senior
               -----------------------
Preferred Stock at a purchase price equal to 110% of the liquidation preference thereof plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends (including Additional Dividends, if any) thereon (including an amount in cash equal to a prorated dividend for the period from the immediately preceding Dividend Payment Date to the Change of Control Payment
Date).

               (ii) Within 30 days of the occurrence of a Change of Control, the Company also shall (i) cause a notice of the Change of Control to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first-class mail, postage prepaid, to each Holder of Senior Preferred Stock, at the address appearing in the register maintained by the Transfer Agent for the Senior Preferred Stock, a notice stating:

                    (1) that the Change of Control Offer is being made pursuant to this paragraph (g) and that all of the Senior Preferred Stock tendered will be accepted for payment, and otherwise subject to the terms and conditions set forth herein;

                    (2) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 30 Business Days nor later than 60 Business Days from the date such notice is mailed (the "Change of Control Payment Date"));
                ------------------------------

                    (3) that any of the Senior Preferred Stock not tendered will continue to accumulate dividends;

                    (4) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any of the Senior Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accumulate dividends after the Change of Control Payment Date;

                    (5) that Holders accepting the offer to have their Senior Preferred Stock purchased pursuant to a Change of Control Offer will be required to surrender their certificates representing the Senior Preferred Stock to the Company, properly endorsed for transfer together with such customary documents as the Company and the Transfer Agent may reasonably require, in the manner and at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

                 (6) that Holders will be entitled to withdraw their acceptance if the Company receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the number of shares of Senior Preferred Stock delivered for purchase, and a statement that such Holder is withdrawing his election to have such Senior Preferred Stock purchased;

                 (7) that Holders whose Senior Preferred Stock are being purchased only in part will be issued new certificates representing the number of shares of Senior Preferred Stock equal to the unpurchased portion of the certificates surrendered; and

                 (8) any other procedures that a Holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance.

          (iii) The Company will comply with any securities laws and regulations, to the extent such laws and regulations are applicable to the redemption of the Senior Preferred Stock in connection with a Change of Control Offer.

          (iv) On the Change of Control Payment Date, the Company shall (A) accept for payment the shares of Senior Preferred Stock validly tendered pursuant to the Change of Control Offer, (B) promptly mail to the Holders of shares so accepted the Change of Control Purchase Price therefor in cash and (C) cancel and retire each surrendered certificate and execute a new certificate representing that number of shares of Senior Preferred Stock equal to any unpurchased shares represented by a certificate surrendered. Unless the Company defaults in the payment for the shares of Senior Preferred Stock tendered pursuant to the Change of Control Offer, dividends shall cease to accumulate with respect to the shares of Senior Preferred Stock tendered and all rights of Holders of such tendered shares shall terminate, except for the right to receive payment therefor, on the Change of Control Payment Date.

          (v) If the repurchase of the Senior Preferred Stock would violate or constitute a default or be otherwise prohibited under any Indebtedness of the Company then outstanding, then, notwithstanding anything to the contrary contained above, prior to complying with the foregoing provisions, but in any event within 30 days following the date the Change of Control occurs, the Company shall, to the extent required to permit the repurchase of the Senior Preferred Stock required by this paragraph (g), either (A) repay in full all such Indebtedness (and terminate all commitments) or (B) obtain the requisite consents, if any, under such Indebtedness required to permit the repurchase of the Senior Preferred Stock required by this paragraph (g). The Company must first comply with the covenant described in the preceding sentence before it shall be required to purchase shares of Senior Preferred Stock in the event of a Change of Control; provided that the Company's failure to consummate a
                             --------
     Change of Control Offer in accordance with the provisions of this covenant due to the covenant described in the immediately preceding sentence shall constitute a Voting Rights Triggering Event described in clause (3) of the definition of "Voting Rights Triggering Event" if not cured within 30 days of the last date on which the Company would have been required to consummate the Change of Control Offer without giving effect to the covenant described in the immediately preceding sentence.

          (h)  Conversion or Exchange. The Holders of shares of Senior Preferred
               ----------------------
Stock shall not have any rights hereunder to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of Capital Stock of the Company other than as provided in the Registration Rights Agreement.

          (i)  Reissuance of Senior Preferred Stock. Shares of Senior Preferred
               ------------------------------------
Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of Texas) have the status of authorized and unissued shares of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock; provided that shares of
                                                   --------
Senior Preferred Stock reacquired pursuant to the exchange offer contemplated by the Registration Rights Agreement shall be reissued as Senior Preferred Stock with the series designation referred to in paragraph (a) hereof; and provided,
                                                                     --------
further, that any issuance of such shares of Preferred Stock must be in
-------
compliance with the terms hereof.

          (j)  Business Day.  If any payment, redemption or exchange shall be
               ------------
required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

          (k)  Certain Covenants. During any period of time that (i) the ratings
               -----------------
assigned to the Notes (or, if the Notes are no longer outstanding, a similar debt issuance of the Company) by both of the Rating Agencies are Investment Grade Ratings and (ii) no Voting Rights Triggering Event has occurred and is continuing, the Company and its Restricted Subsidiaries will not be subject to the provisions described below under paragraphs (k)(i), (k)(ii), (k)(iii) and clause (C) of paragraph (f)(iii) (collectively, the "Suspended
                                                     ---------

Covenants"). In the event that the Company and its Restricted Subsidiaries are
---------
not subject to the Suspended Covenants with respect to the Senior Preferred Stock for any period of time as a result of the preceding sentence and, subsequently, one or both Rating Agencies withdraw their ratings or downgrade the ratings assigned to the Notes below the required Investment Grade Ratings, then the Company and each of its Restricted Subsidiaries (except to the extent that any such Restricted Subsidiary is not subject to such covenant pursuant to the terms thereof) will thereafter again be subject to the Suspended Covenants for the benefit of such Senior Preferred Stock and compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal or downgrade will be calculated in accordance with the terms of the covenant described below under paragraph (k)(ii) as if such covenant had been in effect during the entire period of time from May 26, 2000.

          (i)  Limitation on Additional Indebtedness. The Company shall not, and
               -------------------------------------
shall not permit any of its Restricted Subsidiaries (other than any Regulated Restricted Subsidiary) to, directly or indirectly, incur (as defined) any Indebtedness (including Acquired Indebtedness); provided that if no Voting
                                                --------
Rights Triggering Event has occurred and is continuing at the time or as a consequence of the incurrence of such Indebtedness, the Company or any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness) if after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the Company's Consolidated Fixed Charge Coverage Ratio is at least 2.0 to 1 if the Indebtedness is incurred on or prior to December 31, 2001 and 2.25 to 1 if the Indebtedness is incurred thereafter.

          Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may incur Permitted Indebtedness.

          For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness which the Company and any Restricted Subsidiary are permitted to issue, the Company and such Restricted Subsidiary, as the case may be, will have the right, in the Company's sole discretion, to classify such item of Indebtedness at the time of its issuance and from time to time thereafter and will only be required to include the amount and type of such Indebtedness under the clause permitting the Indebtedness as so classified.

          (ii) Limitation on Restricted Payments. The Company shall not make,
               ---------------------------------
and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make, any Restricted Payment, unless:

         (1) no Voting Rights Triggering Event has occurred and is continuing at the time of or immediately after giving effect to such Restricted Payment;

         (2)   immediately after giving pro forma effect to such Restricted
                                        --- -----
   Payment, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under paragraph (k)(i); and

         (3) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments made after the Issue Date does not exceed the sum of

               (a) 50% of the Company's Cumulative Consolidated Net Income (or minus 100% of any cumulative deficit in Consolidated Net Income during such period);

               (b) 100% of the aggregate Net Proceeds and the fair market value of any property or securities received by the Company from the issue or sale after the Issue Date of Capital Stock (other than Disqualified Capital Stock or Capital Stock of the Company issued to any Subsidiary of the Company) of the Company or any Indebtedness or other securities of the Company convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of the Company which have been so converted, exercised or exchanged, as the case may be;

               (c) without duplication of any amounts included in clause (3)(b) above, 100% of the aggregate Net Proceeds received by the Company from any equity contribution from a holder of the Company's Capital Stock, excluding any Net Proceeds from a Public Equity Offering to the extent used to redeem the Notes; and

               (d)  without duplication, the sum of:

                    (i) the aggregate amount returned in cash on or with respect to an Investment (other than a Permitted Investment) in any Person made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions; and

                    (ii) the net cash proceeds received by the Company or any of its Restricted Subsidiaries from the disposition (other than to the Company or a Subsidiary of the Company), retirement or redemption of all or any portion of an Investment described in clause (3)(d)(i);

         provided, however, that, with respect to an Investment in any Person,
         --------  -------
         the sum of clauses (i) and (ii) above with respect to the Investment in such Per-
          son may not exceed the aggregate amount of all Investments made in such Person subsequent to the Issue Date; and

               (e)  $5.0 million.

          For purposes of determining under clause (3) above, the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and Property other than cash shall be valued at its fair market value.

          The provisions of this covenant shall not prohibit

          (1) the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of this Statement of Resolution;

          (2) the repurchase, redemption or other acquisition or retirement of any shares of Capital Stock of the Company by conversion into, or by or in exchange for, shares of Capital Stock of the Company (other than Disqualified Capital Stock), or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Capital Stock of the Company (other than Disqualified Capital Stock);

          (3) distributions to SW Acquisition, L.P. by the Company for the purpose of (a) enabling the partners of SW Acquisition, L.P. to pay their tax liabilities and (b) enabling SW Acquisition, L.P. to pay management, consulting and financial advisory fees and reimburse expenses in an amount in the case of this clause (b) not to exceed $2.0 million in the aggregate in any fiscal year;

          (4) the repurchase, redemption or other acquisition or retirement of any shares of Disqualified Capital Stock out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Disqualified Capital Stock; provided, however, that the
                                                    --------  -------
     amounts of the redemption obligations of the Disqualified Capital Stock being issued shall not exceed the amounts of the redemption obligations of, and such Disqualified Capital Stock shall have redemption obligations no earlier than those required by, the Disqualified Capital Stock being refinanced;

          (5) the repurchase, redemption, retirement or acquisition of Capital Stock of the Company from employees or directors of the Company upon such employees' or directors' death, retirement or termination of employment or otherwise in accordance with any employment agreement, employee or director stock option plan or agreement or employee or director equity subscription agreement, in an aggregate amount not to exceed $2.0 million in any calendar year, plus the aggregate cash proceeds received by the Company during such calendar year from any issuance of such Capital Stock to employees or directors of the Company, plus the portion of such $2.0 million which remains unused at the end of the prior calendar year, but in no event to exceed $3.0 million in any calendar year; provided, that the cancellation of Indebtedness owing to the
                    --------
     Company from employees or directors in connection with a repurchase of Capital Stock of the Company will not be deemed to constitute a Restricted Payment; and

          (6) investments constituting Restricted Payments made as a result of the receipt of non-cash consideration from any Asset Sale.

          In calculating the aggregate amount of Restricted Payments made subsequent to the Issue Date for purposes of clause (3) of the first paragraph above, amounts expended pursuant to clauses (1), (2) and (5) of the immediately preceding paragraph will be included in such calculation.

          (iii) Limitation on Transactions with Affiliates. The Company shall
                ------------------------------------------
not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, Property or services) with or for the benefit of any Affiliate (each an "Affiliate Transaction") or extend, renew, waive or otherwise amend or modify
 ---------------------
the terms of any Affiliate Transaction entered into prior to the Issue Date unless

          (1) such Affiliate Transaction is between or among the Company and one or more of its Wholly Owned Subsidiaries; or

          (2) the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties.

          In any Affiliate Transaction (or any series of related Affiliate Transactions which are similar or part of a common plan) involving an amount or having a fair market value in excess of $2.0 million which is not permitted under clause (1) above, the Company must obtain a board resolution of the Board of Directors of the Company (and approved by at least a majority of the disinterested directors) certifying that such Affiliate Transaction complies with clause (2) above. In any Affiliate Transaction (or any series of related Affiliate Transactions which are similar or part of a common plan) involving an amount or having a fair market value in excess of $5.0 million which is not permitted under clause (1) above, the Company must obtain a favorable written opinion as to the fairness of such transaction or transactions, as the case may be, from an Independent Financial Advisor.

          The foregoing provisions shall not apply to

          (1) any Restricted Payment that is not prohibited by the provisions described under paragraph (k)(ii);

          (2) fees and compensation paid to, indemnity provided on behalf of, and employee benefit arrangements for, officers, directors or employees of the Company or any Restricted Subsidiary of the Company, as determined in good faith by the Company's Board of Directors or senior management;

          (3) any transactions with and any fees paid to Laurel Hill Capital Partners, LLC and its Affiliates and CIBC World Markets Corp. and its Affiliates relating to advisory, banking and investment banking services provided to the Company or any Restricted Subsidiary of the Company;

          (4) distributions to SW Acquisition, L.P. by the Company for the purpose of (a) enabling the partners of SW Acquisition, L.P. to pay their tax liabilities and (b) enabling SW Acquisition, L.P. to pay management, consulting and financial advisory fees and reimburse expenses in an amount in the case of this clause (b) not to exceed $2.0 million in the aggregate in any fiscal year;

          (5) loans or advances to employees of the Company or any Restricted Subsidiary in the ordinary course of business, but in any event not to exceed $2.0 million in the aggregate outstanding at any time;

          (6) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business approved in good faith by the Company's Board of Directors; or

          (7) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the holders in any material respect than the original agreement as in effect on the Issue Date.

              (iv) Limitation on Preferred Stock of Restricted Subsidiaries. The
                   --------------------------------------------------------
Company shall not permit any of its Restricted Subsidiaries (other than any Regulated Restricted Subsidiary) to issue any Preferred Stock (except Preferred Stock issued to the Company or a Wholly Owned Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Subsidiary of the Company) to hold any such Preferred Stock unless such Restricted Subsidiary would be entitled to incur or assume Indebtedness (other than Permitted Indebtedness) in compliance with paragraph (k)(i) in the aggregate principal amount equal to the aggregate liquidation value of the Preferred Stock to be issued.

              (v)  Payments for Consent. The Company shall not, and shall not
                   --------------------
permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of Senior Preferred Stock for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Statement of Resolution or the Senior Preferred Stock unless such consideration is offered to be paid or agreed to be paid to all holders of Senior Preferred Stock that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or amendment.

              (vi) Reports. Whether or not required by the SEC, so long as any
                    -------
shares of Senior Preferred Stock are outstanding, the Company shall furnish to the holders of Senior Preferred Stock, within 15 days of the time periods specified in the SEC's rules and regulations:

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

          (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

          If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in a management's discussion and analysis of financial condition and results of operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

          In addition, whether or not required by the SEC, the Company shall file a copy of all of the information and reports referred to in clauses (1) and
(2) above with the SEC for public availability within 15 days of the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to prospective investors upon request. The Company shall also furnish to holders of Senior Preferred Stock and prospective investors upon request the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

          (l)  Transfer Agent.  The Bank of New York is the transfer agent (the
               --------------
"Transfer Agent") for the Senior Preferred Stock.
 --------------

          (m)  Form of Share Certificates.  The share certificates for the
               --------------------------
Senior Preferred Stock (the "Share Certificates") will initially be issued
                             ------------------
either in global form as 144A Global Shares or Regulation S Global Shares (collectively, the "Global Shares"), substantially in the form of Exhibit A
                    -------------                                 ---------
hereto, or in registered form as definitive share certificates (the "Definitive
                                                                     ----------
Shares") substantially in the form of Exhibit A attached hereto.  Any Global
------                                ---------
Shares to be delivered pursuant to this Statement of Resolution shall bear the legend set forth in Exhibit B attached hereto. Such Global Shares shall
                    ---------
represent such of the outstanding shares of Senior Preferred Stock as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding shares of Senior Preferred Stock from time to time endorsed thereon and that the aggregate amount of outstanding shares of Senior Preferred Stock represented thereby may from time to time be reduced or increased, as appropriate. Any endorsement of a Global Share to reflect the amount of any increase or decrease in the amount of outstanding shares of Senior Preferred Stock represented thereby shall be made by the Transfer Agent and the Depository in accordance with instructions given by the holder thereof. The Depository Trust Company shall act as the Depository with respect to the Global Shares, if issued, until a successor shall be appointed by the Company and the Transfer Agent. Upon written request, a holder of record of shares of Senior Preferred Stock may receive from the Transfer Agent or the Depository Definitive Shares as set forth in paragraph (r).

          (n)  Execution of Share Certificates.  The Share Certificates shall
               -------------------------------
be executed on behalf of the Company by the chairman of the Board of Directors, the president, the chief financial officer or any vice president of the Company and attested by its secretary or assistant secretary. Such signatures may be the manual or facsimile signatures of such persons. Typographical and other minor errors or defects in any such reproduction of any such signature shall not affect the validity or enforceability of any Share Certificate that has been duly countersigned and delivered by the Transfer Agent.

          In case the chairman of the Board of Directors, the president, the chief financial officer or any vice president of the Company or its secretary or assistant secretary who shall have signed any of the Share Certificates shall cease to be such officer of the Company before the Share Certificate so signed shall be countersigned and delivered by the Transfer Agent or disposed of by the Company, such Share Certificate nevertheless may be countersigned and delivered or disposed of as though the person who signed such Share Certificate had not ceased to be the such officer of the Company; and any Share Certificate may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Share Certificate, shall be the proper officers of the Company although at the date of the execution and delivery of this Statement of Resolution any such person was not such proper officer of the Company.

          (o)  Authentication and Delivery.  Subject to the immediately
               ---------------------------
following paragraph, Share Certificates shall be authenticated by manual or facsimile signature and dated the date of authentication by the Transfer Agent and shall not be valid for any purpose unless so authenticated and dated. The Share Certificates shall be numbered and shall be registered in the Share Register.

          Upon the receipt by the Transfer Agent of a written order of the Company, which order shall be signed by the chairman of the Board of Directors, the president, the chief financial officer or any vice president of the Company and attested by its secretary or assistant secretary, and shall specify the amount of shares of Senior Preferred Stock to be authenticated, whether the shares of Senior Preferred Stock are to be Global Shares or Definitive Shares, the date of such shares of Senior Preferred Stock and such other information as the Transfer Agent may reasonably request, without any further action by the Company, the Transfer Agent is authorized, upon receipt from the Company at any time and from time to time of the Share Certificates, duly executed as provided in paragraph (n) hereof, to authenticate the Share Certificates and upon the holder's request deliver them. Such authentication shall be by a duly authorized signatory of the Transfer Agent (although it shall not be necessary for the same signatory to sign all Share Certificates).

          In case any authorized signatory of the Transfer Agent who shall have authenticated any of the Share Certificates shall cease to be such authorized signatory before the Share Certificate shall be disposed of by the Company or the Transfer Agent, such Share Certificate nevertheless may be delivered or disposed of as though the person who authenticated such Share Certificate had not ceased to be such authorized signatory of the Transfer Agent; and any Share Certificate may be authenticated on behalf of the Transfer Agent by such persons as, at the actual time of authentication of such Share Certificates, shall be the duly authorized signatories of the Transfer Agent, although at the time of the execution and delivery of this Agreement any such person is not such an authorized signatory.

          The Transfer Agent's authentication on all Share Certificates shall be in substantially the form set forth in Exhibit A hereto.
                                       ---------

          (p)  Temporary Share Certificates.  Pending the preparation of
               ----------------------------
definitive Share Certificates, the Company may execute, and the Transfer Agent shall authenticate and deliver, temporary Share Certificates, which are printed, lithographed, typewritten or otherwise produced, substantially of the tenor of the definitive Share Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Share Certificates may determine, as evidenced by their execution of such Share Certificates.

          If temporary Share Certificates are issued, the Company will cause definitive Share Certificates to be prepared without unreasonable delay. After the preparation of defini-tive Share Certificates, the temporary Share Certificates shall be exchangeable for definitive Share Certificates upon surrender of the temporary Share Certificates at any office or agency maintained by the Company for that purpose pursuant to paragraph (t) hereof. Such exchange shall be without charge to the holder. Upon surrender for cancellation of any one or more temporary Share Certificates, the Company shall execute, and the Transfer Agent shall authenticate and deliver in exchange therefor, one or more definitive Share Certificates representing in the aggregate a like number of shares of Senior Preferred Stock. Until so exchanged, the holder of a temporary Share Certificate shall in all respects be entitled to the same benefits under this Agreement as a holder of a definitive Share Certificate.

          (q)  Registration.  The Company will keep, at the office or agency
               ------------
maintained by the Company for such purpose, a register or registers in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of, and registration of transfer and exchange of, shares of Senior Preferred Stock as provided in this Article. Each person designated by the Company from time to time as a person authorized to register the transfer and exchange of the shares of Senior Preferred Stock is hereinafter called, individually and collectively, the "Registrar." The Company hereby
                                            ---------
initially appoints the Transfer Agent as Registrar. Upon written notice to the Transfer Agent and any acting Registrar, the Company may appoint a successor Registrar for such purposes.

          The Company will at all times designate one person (who may be the Company and who need not be a Registrar) to act as repository of a master list of names and addresses of the holders of shares of Senior Preferred Stock (the "Share Register"). The Transfer Agent will act as such repository unless and
 --------------
until some other person is, by written notice from the Company to the Transfer Agent and the Registrar, designated by the Company to act as such. The Company shall cause each Registrar to furnish to such repository, on a current basis, such information as to all registrations of transfer and exchanges effected by such Registrar, as may be necessary to enable such repository to maintain the Share Register on as current a basis as is practicable.

          (r)  Registration of Transfers or Exchanges.
               --------------------------------------

             (i)  Transfer or Exchange of Definitive Shares. When Definitive
                  -----------------------------------------
    Shares are presented to the Transfer Agent with a request from the holder:

                  (A)   to register the transfer of the Definitive Shares; or

                  (B) to exchange such Definitive Shares for an equal number of Definitive Shares of other authorized denominations,

the Transfer Agent shall register the transfer or make the exchange as requested if the requirements under this Statement of Resolution as set forth in this paragraph (r) hereof for such transactions are met; provided, however, that the Definitive Shares presented or
                      --------  -------
surrendered by a holder for registration of transfer or exchange:

     (x) shall be duly endorsed or accompanied by a written instruction of transfer or exchange in form satisfactory to the Company and the Transfer Agent, duly executed by such holder or by his attorney, duly authorized in writing; and

     (y) in the case of shares of Senior Preferred Stock the offer and sale of which have not been registered under the Securities Act and are presented for transfer or exchange prior to (X) the date which is two years (or such shorter period as may be prescribed by Rule 144(k) (or any successor provision thereto)) after the later of the date of original issuance of the shares of Senior Preferred Stock and the last date on which the Company or any affiliate of the Company was the owner of such shares of Senior Preferred Stock, or any predecessor thereto, and (Y) such later date, if any, as may be required by any subsequent change in applicable law (the "Resale Restriction
                                                    ------------------
          Termination Date"), such shares of Senior Preferred Stock shall be
          ----------------
          accompanied by the following additional information and documents, as applicable:

          (1) if such shares of Senior Preferred Stock are being delivered to the Transfer Agent by a holder for registration in the name of such holder, without transfer, a certification from such holder to that effect (in substantially the form of Exhibit C hereto); or
                               ---------

          (2) if such shares of Senior Preferred Stock are being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act) (a "QIB") in accordance with Rule 144A under the Securities
                         ---
     Act, a certification from the transferor to that effect (in substantially the form of Exhibit C hereto); or
                 ---------

          (3) if such shares of Senior Preferred Stock are being transferred to an institutional "accredited investor" within the meaning of subparagraphs
     (a)(1), (a)(2), (a)(3) or (a)(7) of Rule 501 under the Securities Act (an "Institutional Accredited Investor"), delivery by the transferor of a
      ---------------------------------
     certification to that effect (in substantially the form of Exhibit C
                                                                ---------
     hereto), and delivery by the proposed transferee of a Transferee Certificate for Institutional Accredited Investors (in substantially the form of Exhibit D hereto); or
             ---------

          (4) if such shares of Senior Preferred Stock are being transferred in reliance on Regulation S under the Securities Act, delivery by the transferor of a certification to that effect (in substantially the form of Exhibit C hereto), and a Certificate for Regulation S Transfers in the form
     ---------
     of Exhibit E hereto; or
        ---------

          (5) if such shares of Senior Preferred Stock are being transferred in reliance on Rule 144 under the Securities Act, delivery by the transferor of (i) a certification from the transferor to that effect (in substantially the form of Exhibit C hereto), and (ii) an opinion of counsel reasonably
                 ---------
     satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

          (6) if such shares of Senior Preferred Stock are being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification from the transferor to that effect (in substantially the form of Exhibit C hereto) and an opinion of counsel
                               ---------
     reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; provided that the Company may, based
                                            --------
     upon the views of its own counsel, instruct the Transfer Agent not to register such transfer in any case where the proposed transferee is not a QIB, Non-U.S. Person or Institutional Accredited Investor.

          (ii) Restrictions on Transfer of a Definitive Share for a Beneficial
               ---------------------------------------------------------------
     Interest in a Global Share.  A Definitive Share may not be transferred by a
     --------------------------
     holder for a beneficial interest in a Global Share except upon satisfaction of the requirements set forth below. Upon receipt by the Transfer Agent of a Definitive Share, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Transfer Agent, together with:

               (A) certification from such holder (in substantially the form of Exhibit C hereto) that such Definitive Share is being transferred
             ---------
          to (I) a QIB in accordance with Rule 144A under the Securities Act,
          (II) to an Institutional Accredited Investor or (III) in an offshore transaction in reliance on Regulation S and, with respect to (II) or
          (III), at the option of the Company or the Transfer Agent, an Opinion of Counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act; and

               (B) written instructions directing the Transfer Agent to make, or to direct the Depository to make, an endorsement on the applicable Global Share to reflect an increase in the aggregate amount of the shares of Senior Preferred Stock represented by the Global Share, then the Transfer Agent shall cancel such Definitive Share and cause, or direct the Depository to cause, in accordance with the standing instructions and procedures existing between the Depository and the Transfer Agent, the number of Company Interests represented by the applicable Global Share to be increased accordingly. If no 144A Global Share or Regulation S Global Share is then outstanding, the Company shall issue and the Transfer Agent shall upon written instructions from the Company authenticate a new Global Share in the appropriate amount.

          (iii)  Transfer or Exchange of Global Shares. The transfer or exchange
                 -------------------------------------
     of Global Shares or beneficial interests therein shall be effected through the Depository, in accordance with this paragraph (r), the Private Placement Legend, this Agreement (including the restrictions on transfer set forth herein) and the procedures of the Depository therefor. Upon receipt by the Registrar or Co-Registrar of written instructions, or such other instruction as is customary for the Depository, from the Depository or its nominee, requesting the registration of transfer of an interest in a 144A Global Share, a Regulation S Global Share, as the case may be, to another type of Global Share, together with the applicable Global Shares (or, if the applicable type of Global Share required to represent the interest as requested to be obtained is not then outstanding, only the Global Share representing the interest being transferred), the Registrar or Co-Registrar shall reflect on its books and records (and the applicable Global Share) the applicable increase and decrease of the principal amount of shares of Senior Preferred Stock represented by such types of Global Shares, giving effect to such transfer. If the applicable type of Global Share required to represent the interest as requested to be obtained is not outstanding at the time of such request, the Company shall issue and the Transfer Agent shall, upon written instructions from the Company in accordance with paragraph (r), authenticate a new Global Share of such type in principal amount equal to the principal amount of the interest requested to be transferred.

          (iv)   Transfer or Exchange of a Beneficial Interest in a Global Share
                 ---------------------------------------------------------------
     for a Definitive Share.
     ----------------------

          (1) Any person having a beneficial interest in a Global Share may transfer or exchange such beneficial interest for a Definitive Share; provided, however, that prior to the Registration, a transferee that is a QIB
   --------  -------
   or Institutional Accredited Investor may not exchange a beneficial interest in a Global Share for a Definitive Share until receipt by the Transfer Agent of written instructions or such other form of instructions as is customary for the Depository from the Depository or its nominee on behalf of any person having a beneficial interest in a Global Share, including a written order containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in shares of Senior Preferred Stock the offer and sale of which have not been registered under the Securities Act, the following additional information and documents:

               (a) if such beneficial interest is being transferred to the person designated by the Depository as being the beneficial owner, a certification from such person to that effect (in substantially the form of Exhibit C hereto); or
                  ---------

               (b)  if such beneficial interest is being transferred in
          reliance on Regulation S under the Securities Act, delivery by the transferor of (i) a certification to that effect (in substantially the form of Exhibit C hereto), and (ii) a Certificate for Regulation S
                  ---------
          Transfers in the form of Exhibit E hereto; or
                                   ---------

               (c)  if such beneficial interest is being transferred in
          reliance on Rule 144 under the Securities Act, delivery by the transferor of (i) a certification to that effect (in substantially the form of Exhibit C hereto) and (ii) an opinion of counsel reasonably
                  ---------
          satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

               (d)  if such beneficial interest is being transferred in
          reliance on another exemption from the registration requirements of the Securities Act, a certification from the transferor to that effect (in substantially the form of Exhibit C hereto) and an opinion of
                                        ---------
          counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; provided that the
                                                             --------
          Company may instruct the Transfer Agent not to register such transfer in any case where the proposed transferee is not a QIB, Non-U.S. Person or Institutional Accredited Investor.

          then the Transfer Agent will cause, in accordance with the standing instructions and procedures existing between the Depository and the Transfer Agent, the aggregate amount of the Global Share to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an officers' certificate (a certificate signed by two officers of the Company, one of whom must be the principal executive officer, principal financial officer or principal accounting officer) (an "Officers' Certificate"),
                                                        ---------------------
          the Transfer Agent will authenticate and deliver to the transferee a Definitive Share. The Transfer Agent shall not be deemed to have knowledge of any registration under the Securities Act unless it receives an Officers' Certificate specifying such registration.

          (2) Definitive Shares issued in exchange for a beneficial interest in a Global Share pursuant to this paragraph (r)(iv) shall be registered in such names and in such authorized denominations as the Depository, shall instruct the Transfer Agent in writing. The Transfer Agent shall deliver such Definitive Shares to the persons in whose names such shares of Senior Preferred Stock are so registered and adjust the Global Share pursuant to paragraph (r)(vii).

          (v)  Restrictions on Transfer or Exchange of Global Shares.
               -----------------------------------------------------
   Notwithstanding any other provisions of this Agreement (other than the provisions set forth in paragraph (r)(vi), a Global Share may not be transferred or exchanged as a whole ex-cept by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

          (vi) Authentication of Definitive Shares in Absence of Depository. If at any time:

          (1) the Depository for the Global Shares notifies the Company and the Transfer Agent that the Depository is unwilling or unable to continue as Depository for the Global Shares and a successor Depository for the Global Shares is not appointed by the Company within 90 days after delivery of such notice; or

          (2) The Company, at its sole discretion, notifies the Transfer Agent in writing that it elects to cause the issuance of Definitive Shares for all Global Shares under this Agreement,

then the Company will execute, and the Transfer Agent will, upon receipt of an Officers' Certificate requesting the authentication and delivery of Definitive Shares, authenticate and deliver Definitive Shares, in an aggregate number equal to the aggregate number of warrants represented by the Global Share, in exchange for such Global Share.

          (vii) Private Placement Legend.  Upon the registration of transfer,
                ------------------------
     exchange or replacement of Share Certificates not bearing the legend set forth in the first paragraph of Exhibit A attached hereto (the "Private
                                     ---------                       -------
     Placement Legend"), the Transfer Agent shall deliver Share Certificates
     ----------------
     that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Share Certificates bearing the Private Placement Legend, the Transfer Agent shall deliver Share Certificates that bear the Private Placement Legend unless, and the Transfer Agent is hereby authorized to deliver Share Certificates without the Private Placement Legend if, (i) the requested transfer is not prior to the date which is two years (or such shorter period as may be prescribed by Rule 144(k) (or any successor provision thereto) under the Securities Act or any successor provision thereunder) after the later of the Issue Date or the last day on which the Company or any of its Affiliates was the owner of the Senior Preferred Stock or any predecessor security, (ii) there is delivered to the Transfer Agent an opinion of counsel reasonably satisfactory to the Company and the Transfer Agent to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) the shares of Senior Preferred Stock to be transferred or exchanged represented by such Share Certificates are being transferred or exchanged pursuant to an effective registration statement under the Securities Act.

          (viii) Cancellation or Adjustment of a Global Share.  At such time as
                 --------------------------------------------
     all beneficial interests in a Global Share have either been exchanged for Definitive Shares, redeemed, repurchased or canceled, such Global Share shall be returned to the Company or, upon written order to the Transfer Agent in the form of an Officers' Certificate from the Company, retained and canceled by the Transfer Agent. At any time prior to such cancellation, if any beneficial interest in a Global Share is exchanged for Definitive Shares, redeemed, repurchased or canceled, the number of shares of Senior Preferred Stock represented by such Global Share shall be reduced and an endorsement shall be made on such Global Share by the Transfer Agent to reflect such reduction.

          (ix)   Obligations with Respect to Transfers or Exchanges of
                 -----------------------------------------------------
     Definitive Shares.
     -----------------

          (1) To permit registrations of transfers or exchanges, the Company shall execute, at the Transfer Agent's request, and the Transfer Agent shall authenticate Definitive Shares and Global Shares.

          (2) All Definitive Shares and Global Shares issued upon any registration, transfer or exchange of Definitive Shares or Global Shares shall be the valid obligations of the Company, entitled to the same benefits under this Statement of Resolution as the Definitive Shares or Global Shares surrendered upon the registration of transfer or exchange.

          (3) Prior to due presentment for registration of transfer of any Senior Preferred Stock, the Transfer Agent and the Company may deem and treat the person in whose name any Senior Preferred Stock is registered as the absolute owner of such Senior Preferred Stock, and neither the Transfer Agent nor the Company shall be affected by notice to the contrary.

          (s)    Lost, Stolen, Destroyed, Defaced or Mutilated Share
                 ---------------------------------------------------
Certificates.  Upon receipt by the Company and the Transfer Agent (or any agent
------------
of the Company or the Transfer Agent, if requested by the Company) of evidence satisfactory to them of the loss, theft, destruction, defacement, or mutilation of any Share Certificate and of an indemnity bond satisfactory to them and, in the case of mutilation or defacement, upon surrender thereof to the Transfer Agent for cancellation, then, in the absence of notice to the Company or the Transfer Agent that such Share Certificate has been acquired by a bona fide
                                                                  ---- ----
purchaser or holder in due course, the Company shall execute, and an authorized signatory of the Transfer Agent shall manually authenticate and deliver, in exchange for or in lieu of the lost, stolen, destroyed, defaced or mutilated Share Certificate, a new Share Certificate representing a like number of shares of Senior Preferred Stock, bearing a number or other distinguishing symbol not contemporaneously outstanding. The Company or the Transfer Agent may require an indemnity bond that is sufficient in the judgment of the Company and the Transfer Agent to protect the Company and the Transfer Agent from any loss which any of them may suffer if a Share Certificate is replaced. Upon the issuance of any new Share Certificate under this paragraph (s) in a name other than the prior registered holder of the lost, stolen, destroyed, defaced or mutilated Share Certificate, the Company may require the payment from the holder of such Share Certificate of a sum sufficient to cover any tax, stamp tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent and the Registrar) in connection therewith. Every substitute Share Certificate executed and delivered pursuant to this paragraph (s) in lieu of any lost, stolen or destroyed Share Certificate shall constitute an additional contractual obligation of the Company, whether or not the lost, stolen or destroyed Share Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of (but shall be subject to all the limitations of rights set forth in) this Agreement equally and proportionately with any and all other Share Certificates duly executed and delivered hereunder. The provisions of this paragraph (s) are exclusive with respect to the replacement of lost, stolen, destroyed, defaced or mutilated Share Certificates and shall preclude (to the extent lawful) any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of lost, stolen, destroyed, defaced or mutilated Share Certificates.

          The Transfer Agent is hereby authorized to authenticate in accordance with the provisions of this Agreement, and deliver the new Share Certificates required pursuant to the provisions of this paragraph (s).

          (t)  Offices.  So long as any of the shares of Senior Preferred Stock
               -------
remain outstanding, the Company will designate and maintain in the Borough of Manhattan, The City of New York: (a) an office or agency where the Share Certificates may be presented for registration of transfer and for exchange (including the exchange of temporary Share Certificates for definitive Share Certificates pursuant to paragraph (p), and (b) an office or agency where notices and demands to or upon the Company in respect of the shares of Senior Preferred Stock or of this Agreement may be served. The Company may from time to time change or rescind such designation, as it may deem desirable or expedient; provided, however, that an office or agency shall at all times be
           --------  -------
maintained in the Borough of Manhattan, The City of New York, as provided in the first sentence of this paragraph (t). In addition to such office or offices or agency or agencies, the Company may from time to time designate and maintain one or more additional offices or agencies within or outside The City of New York, where Share Certificates may be presented for registration of transfer or for exchange, and the Company may from time to time change or rescind such designation, as it may deem desirable or expedient. The Company will give to the Transfer Agent written notice of the location of any such office or agency and of any change of location thereof. The Company hereby designates the Transfer Agent at its corporate trust office identified at 101 Barclay Street, Floor 21 West, New York, New York 10286, Attention: Corporate Trust Trustee Administration (the "Trans-
                     ------
fer Agent Office"), as the initial agency maintained for each such purpose. In
----------------
case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notice may be served at the Transfer Agent Office and the Company appoints the Transfer Agent as its agent to receive all such presentations, surrenders, notices and demands.

          (u)  Book-Entry Provisions for Global Shares.
               ---------------------------------------

               (i) The Global Shares, if issued, initially shall (i) be registered in the name of the Depository or the nominee of such Depository,
     (ii) be delivered to the Transfer Agent as custodian for such Depository and (iii) bear legends as set forth in Exhibit B. Members of, or
                                            ---------
     participants in, the Depository ("Participants") shall have no rights under
                                       ------------
     this Statement of Resolution with respect to any Global Share held on their behalf by the Depository, or the Transfer Agent as its custodian, or under the Global Share, and the Depository may be treated by the Company, the Transfer Agent and any agent of the Company or the Transfer Agent as the absolute owner of the Global Share for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Transfer Agent or any agent of the Company or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a beneficial owner in a Global Share.

               (ii) Transfers of Global Shares shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Shares may be transferred or exchanged for Definitive Shares in accordance with the rules and procedures of the Depository and the provisions of paragraph
     (r); provided, however, that Definitive Shares shall be transferred to all
          --------  -------
     beneficial owners in exchange for their beneficial interests in Global Shares if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Share and a successor Depository is not appointed by the Company within 90 days of such notice or
     (ii) the Company, at its option, notifies the Transfer Agent in writing that it elects to cause the issuance of the shares of Senior Preferred Stock as Definitive Shares.

               (iii) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Share to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Definitive Shares are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Share in an amount equal to the principal amount of the beneficial interest in the Global Share to be transferred, and the Company shall execute, and the Transfer Agent shall authenticate and deliver, one or more Definitive Shares of like tenor and amount.

               (iv) In connection with the transfer of Global Shares as an entirety to beneficial owners pursuant to paragraph (u)(ii), the Global Shares shall be deemed to be surrendered to the Transfer Agent for cancellation, and the Company shall execute, and the Transfer Agent shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Shares, an equal aggregate principal amount of Definitive Shares of authorized denominations.

               (v) Any Definitive Shares constituting a "restricted security" (within the meaning of Rule 144(a)(3) under the Securities Act) delivered in exchange for an interest in a Global Share pursuant to paragraph
     (u)(iii) shall, except as otherwise provided by paragraph (r), bear the Private Placement Legend.

               (vi) The Holder of any Global Share may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Statement of Resolution or the shares of Senior Preferred Stock and the Transfer Agent is entitled to rely upon any electronic instructions from beneficial owners to the Holder of any Global Share.

               (v)  No Personal Liability of Officers, Directors and
                    ------------------------------------------------
Stockholders. No officer, employee, director or stockholder of the Company or
------------
any Subsidiary of the Company shall have any liability for any obligations of the Company or any Subsidiary of the Company under the Senior Preferred Stock or the Articles of Incorporation, or for any claim based on or in respect of, or by reason of, such obligations or the creation or any such obligation. Each holder of the Senior Preferred Stock by accepting a share of Senior Preferred Stock waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of the Senior Preferred Stock.

               (w)  Definitions.  As used in this Statement of Resolution, the
                    -----------
following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

               "144A Global Share" means a permanent global security in
                -----------------
registered form representing the aggregate principal amount of shares of Senior Preferred Stock sold in reliance on Rule 144A.

          "Acquired Indebtedness" means Indebtedness of a Person (including an
           ---------------------
Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or is merged into or consolidated with any other Person or which is assumed in connection with the acquisition of assets from such Person and, in each case, whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such merger, consolidation or acquisition.

          "Additional Dividends" has the meaning set forth in the Registration
           --------------------
Rights Agreement.

          "Affiliate" means, with respect to any specific Person, any other
           ---------
Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that, for purposes of the covenant described
                        --------
under paragraph (k)(iii) beneficial ownership of at least 10% of the voting securities of a Person, either directly or indirectly, will be deemed to be control.

          "Applicable Premium" means, with respect to any Senior Preferred Stock
           ------------------
on its redemption date, the greater of

          (1) 10% of the liquidation preference of such Senior Preferred Stock and

          (2)  the excess of

               (a)  the present value at such redemption date of

                    (i) the redemption price of such Senior Preferred Stock at April 1, 2005 (such redemption price being set forth in paragraph
               (e)(i)) plus

                    (ii) all required dividend payments on the Senior Preferred
               Stock (whether payable in cash or in-kind) through April 1, 2005 computed using a discount rate equal to the Treasury Rate plus 50 basis points over

               (b) the liquidation preference of such Senior Preferred Stock if greater.

          "Articles of Incorporation" means the Amended and Restated Articles of
           -------------------------
Incorporation of the Company.

          "Asset Acquisition" means
           -----------------

          (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person becomes a Restricted Subsidiary of the Company or is merged with or into the Company or any Restricted Subsidiary of the Company; or

          (2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

          "Asset Sale" means any direct or indirect sale, issuance, conveyance,
           ----------
assignment, transfer, lease or other disposition (including any sale and lease-back transaction), other than to the Company or any of its Wholly Owned Subsidiaries, in any single transaction or series of related transactions of

          (1) any Capital Stock of or other equity interest in any Restricted Subsidiary of the Company; or

          (2) any other property or assets of the Company or of any Restricted Subsidiary thereof;

provided that Asset Sales do not include
--------

          (1) a transaction or series of related transactions that involves assets having a fair market value or for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $1.0 million;

          (2) sales of inventory and vehicles in the ordinary course of business and consistent with past practices;

          (3) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under paragraph (f)(iii);

          (4) a disposition of obsolete, worn-out, damaged or otherwise unsuitable or unnecessary equipment or other obsolete assets;

          (5) dispositions with respect to sales of excess energy, capacity and rights of use in the Company's distribution network in the ordinary course of the electricity transmission and distribution business and the electricity generation business;

          (6) a sale-leaseback of assets within one year of the acquisition of such assets; an d

          (7) a transaction or series of transactions that results in a Change of Control.

          "Attributable Indebtedness" in respect of a Sale and Lease-Back
           -------------------------
Transaction means, as at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

          "Board of Directors" means, as to any Person, the board of directors
           ------------------
of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner (or, if there is more than one general partner of such person, the general partner or general partners which may take the applicable action pursuant to the partnership agreement of such Person) of such Person or, if such Person is a limited liability company, the board of managers of such company) or similar governing body or any duly authorized committee thereof.

          "Business Day" means a day that is not a Legal Holiday. A "Legal
           ------------                                              -----
Holiday" is a Saturday, a Sunday or other day on which (i) commercial banks in
-------
The City of New York are authorized or required by law to close or (ii) the New York Stock Exchange is not open for trading.

          "Capital Stock" means, with respect to any Person, any and all shares,
           -------------
interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, partnership or limited liability company interests or any other participation, right or other interest in the nature of an equity interest in such Person including, without limitation, Common Stock and Preferred Stock of such Person, or any option, warrant or other security convertible into any of the foregoing.

          "Capitalized Lease Obligations" means with respect to any Person,
           -----------------------------
Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness will be the capitalized amount of such obligations determined in accordance with GAAP.

          "Cash Equivalents" means
           ----------------

          (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

          (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation

     ("S&P") or Moody's Investors Service, Inc. ("Moody's");
       ---                                        -------

          (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

          (4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500.0 million;

          (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause
     (4) above; and

          (6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through
     (5) above.

          A "Change of Control" of the Company will be deemed to have occurred
             -----------------
at such time as

          (1) any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), other than a Permitted Holder,
                                   -----
     becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of more than 50% of the total voting power of the Company's Capital Stock;

          (2) there is consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or TNMP to any Person or Group, together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Statement of Resolution);

          (3) there is consummated any consolidation or merger of the Company or TNMP in which the Company or TNMP, as the case may be, is not the continuing or surviving Person or pursuant to which the Common Stock of the Company or TNMP, as the case may be, would be converted into cash, securities or other property, other than a merger or consolidation of the Company in which the holders of the Capital Stock of the Company outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Capital Stock of the surviving corporation immediately after such consolidation or merger;

          (4) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company or TNMP (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company or TNMP, as the case may be, has been approved by 66 2/3% of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company or TNMP, as the case may be, then in office;

          (5) the approval by the holders of Capital Stock of the Company or TNMP of any plan or proposal for the liquidation or dissolution of the Company or TNMP, as the case may be (whether or not otherwise in compliance with the provisions of the Indenture); or

          (6) any order, judgment or decree shall be entered against the Company or TNMP decreeing the dissolution or split-up of the Company or TNMP, as the case may be; provided that any sale, assignment, conveyance,
                               --------
     transfer or other disposition of TNMP's assets to another Restricted Subsidiary in connection with the Company's compliance with Texas Senate Bill 7 shall not be deemed to be a Change of Control hereunder.

          "Change of Control Date" shall have the meaning provided in paragraph
           ----------------------
(g)(i).

          "Change of Control Offer" shall have the meaning provided in paragraph
           -----------------------
(g)(i).

          "Change of Control Payment Date" shall have the meanings provided in
           ------------------------------
paragraph (g)(ii).

          "Common Stock" of any Person means all Capital Stock of such Person
           ------------
that is generally entitled to

          (1)  vote in the election of directors of such Person; or

          (2) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

          "Company" shall have the meanings provided in the first paragraph of
           -------
this Statement of Resolution.

          "Consolidated Fixed Charge Coverage Ratio" means, with respect to any
           ----------------------------------------
Person, the ratio of EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction
      -------------------
giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for
            ----------------
the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "EBITDA" and "Consolidated Fixed Charges" will be calculated after giving effect on a pro forma basis for the period of such
                                       --- -----
calculation to

          (1) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries or the issuance or redemption or other repayment of Preferred Stock of any such Restricted Subsidiary (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness and, in the case of any Restricted Subsidiary, the issuance or redemption or other repayment of Preferred Stock (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment or issuance or redemption or other repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

          (2) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any EBITDA (provided that such EBITDA will be included only to the extent that
             --------
     Consolidated Net Income would be includable pursuant to the definition of "Consolidated Net Income") (including any pro forma expense and cost
                                               --- -----
     reductions calculated on a basis consistent with Regulation S-X of the Exchange Act) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

          If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence will give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio,"

          (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter will be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

          (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

          (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by one or more agreements in respect of Hedging Obligations, will be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

          "Consolidated Fixed Charges" means, with respect to any Person, for
           --------------------------
any period, the sum, without duplication, of

          (1)  Consolidated Interest Expense, plus

          (2)  the product of

               (a) the amount of all dividend payments (whether or not in cash) on any series of Preferred Stock of such Person and its Restricted Subsidiaries (other than dividends paid in Capital Stock (other than Disqualified Capital Stock)) paid, accrued or scheduled to be paid or accrued during such period times

               (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

          "Consolidated Interest Expense" means, with respect to any Person, for
           -----------------------------
any period, the aggregate amount of interest expense which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on an income statement for such Person and its Restricted Subsidiaries on a consolidated basis including, but not limited to,

          (1) imputed interest included in Capitalized Lease Obligations and Attributable Indebtedness;

          (2) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

          (3)  the net payment obligations associated with Hedging Obligations;

          (4) amortization of financing fees and expenses and the write-off of deferred financing costs;

          (5)  the interest portion of any deferred payment obligation;

          (6)  amortization of discount or premium, if any;

          (7) all non-cash interest expense (other than interest amortized to cost of sales);

          (8)  all capitalized interest for such period; and

          (9) all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person.

          "Consolidated Leverage Ratio" means, with respect to any Person, the
           ---------------------------
ratio of

          (1) the sum of the aggregate outstanding amount of Indebtedness of such Person and its Restricted Subsidiaries and Preferred Stock of any such Restricted Sub-sidiary issued in accordance with paragraph (k)(iv) as of the date of calculation (the "Transaction Date") on a consolidated basis determined in accordance with GAAP to

          (2) such Person's EBITDA for the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of determination for which financial statements are available.

For purposes of this definition, clauses (1) and (2) above will be calculated after giving effect on a pro forma basis to
                         --- -----

          (1) any incurrence or repayment of Indebtedness and, in the case of any Restricted Subsidiary, the issuance or redemption or other repayment of Preferred Stock (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment or issuance or redemption or other repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

          (2) any Asset Sales or Asset Acquisitions (including any EBITDA (provided that such EBITDA will be included only to the extent that
      --------
     Consolidated Income would be includable pursuant to the definition of "Consolidated Net Income") (including any pro forma expense and cost
                                               --- -----
     reductions calculated on a basis consistent with Regulation S-X of the Exchange Act) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

          If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence will give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary or such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

          "Consolidated Net Income" means, with respect to any Person, for any
           -----------------------
period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that
           --------  -------

          (1) the portion of Net Income of any Person, other than a Restricted Subsidiary of the referent Person, will be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Restricted Subsidiary of such referent Person;

          (2) the Net Income of any Restricted Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions will be excluded to the extent of, and for only the period of time that, such restriction or limitation actually prohibits the payment of such dividends or the making of such other distributions;

          (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded;

          (4) any net gain (but not loss) resulting from an Asset Sale by the Person in question or any of its Restricted Subsidiaries other than in the ordinary course of business will be excluded;

          (5)  extraordinary gains and losses will be excluded;

          (6) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) will be excluded; and

          (7) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets will be excluded.

          "Cumulative Consolidated Net Income" means, with respect to any
           ----------------------------------
Person, as of any date of determination, the Consolidated Net Income of such Person from April 1, 2000 to the end of such Person's must recently ended full fiscal quarter prior to such date, taken as a single accounting period.

          "Definitive Shares" shall have the meaning provided in paragraph (m).
           -----------------

          "Depository" means, with respect to the shares of Senior Preferred
           ----------
Stock issued in the form of one or more Global Shares, The Depository Trust Company or another Person designated as Depository by the Company, which must be a clearing agency registered under the Exchange Act.

          "Disqualified Capital Stock" means any Capital Stock of a Person or a
           --------------------------
Restricted Subsidiary thereof which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the mandatory redemption date of the Senior Preferred Stock, for cash or securities constituting Indebtedness. Without limitation of the foregoing, Disqualified Capital Stock will be deemed to include any Preferred Stock of a Person or any Restricted Subsidiary thereof, with respect to either of which, under the terms of such Preferred Stock, by agreement or otherwise, such Person or Restricted Subsidiary is obligated to pay current dividends or distributions in cash during the period prior to the mandatory redemption date of the Senior Preferred Stock; provided, however, that Preferred Stock of a Person or any
                 --------  -------
Restricted Subsidiary thereof that is issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Stock in the event of a change of control of such Person or Restricted Subsidiary which provisions have substantially the same effect as the provisions described under paragraph (g) above, will not be deemed to be Disqualified Capital Stock solely by virtue of such provisions. Without limitation of the foregoing, Disqualified Capital Stock shall be deemed to include any Senior Securities and Parity Securities.

          "Dividend Payment Date" shall have the meaning provided in paragraph
           ---------------------
(c)(i).

          "Dividend Period" means the Initial Dividend Period, and, thereafter,
           ---------------
each semi-annual period from a Dividend Payment Date to the next following Dividend Payment Date (but without including such Dividend Payment Date).

          "EBITDA" means, with respect to any Person and its Restricted
           ------
Subsidiaries, for any period, an amount equal to

          (1)  the sum of

               (a)  Consolidated Net Income for such period, plus

               (b) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (a) hereof, plus

               (c)  Consolidated Interest Expense for such period, plus

               (d)  depreciation for such period on a consolidated basis, plus

               (e) amortization of intangibles for such period on a consolidated basis, plus

               (f) any other non-cash items reducing Consolidated Net Income for such period, other than non-cash items that represent accruals of, or reserves for, cash disbursements to be made in any future period; minus

          (2) all non-cash items increasing Consolidated Net Income (other than any non-cash items that were accrued in the ordinary course of business) for such period,

all for such Person and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP; provided, however, that, for purposes of
                               --------  -------
calculating EBITDA during any fiscal quarter, cash income from a particular Investment (other than a Restricted Subsidiary) of such Person will be included only

          (1) if cash income has been received by such Person with respect to such Investment during each of the previous four fiscal quarters, or

          (2) if the cash income derived from such Investment is attributable to Cash Equivalents.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
and the rules and regulations of the SEC promulgated thereunder.

          "fair market value" means, with respect to any asset or property, the
           -----------------
price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value will be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a board resolution of such Board of Directors.

          "GAAP" means generally accepted accounting principles consistently
           ----
applied as in effect in the United States from time to time.

          "Global Shares" shall have the meaning provided in paragraph (m).
           -------------

          "Hedging Obligations" means, with respect to any Person, the net
           -------------------
payment obligations of such Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (b) other agreements or arrangements entered into in order to protect such Person against fluctuations in commodity, electricity or fuel prices, interest rates or currency exchange rates.

          "Holder" means a holder of shares of Senior Preferred Stock as
           ------
reflected in the register maintained by the Transfer Agent for the Senior Preferred Stock.

          "incur" means, with respect to any Indebtedness or other obligation of
           -----
any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurable," and "incurring" will have meanings correlative to the foregoing); provided that a change in GAAP that results in an
                               --------
obligation of such Person that exists at such time becoming Indebtedness will not be deemed an incurrence of such Indebtedness.

          "Indebtedness" means (without duplication), with respect to any
           ------------
Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and will also include, to the extent not otherwise included,

          (1)  any Capitalized Lease Obligations of such Person;

          (2) obligations secured by a lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby have been assumed;

          (3) guarantees of (or obligations with respect to letters of credit supporting) items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor);

          (4) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

          (5) Disqualified Capital Stock of such Person or any Restricted Subsidiary thereof and any Preferred Stock of a Restricted Subsidiary of such Person incurred under paragraph (k)(iv); and

          (6) hedging obligations of any such Person applicable to any of the foregoing (if and to the extent such hedging obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with
     GAAP).

          The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that
                                                                 --------

          (1) the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP; and

          (2)  Indebtedness will not include

               (a) any liability for federal, state, local or other taxes, and

               (b) any accounts payable, trade payables and other accrued liabilities arising from the purchase of goods or materials or for services obtained in the ordinary course of business.

          "Indenture" means the indenture governing the Notes.
           ---------

          "Independent Financial Advisor" means an investment banking firm of
           -----------------------------
national reputation in the United States

          (1) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company, and

          (2) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged .

Notwithstanding the foregoing, CIBC World Markets Corp. and its Affiliates shall be deemed to be Independent Financial Advisors.

          "Initial Dividend Period" means the dividend period commencing on the
           -----------------------
Issue Date and ending on the first Dividend Payment Date to occur thereafter.

          "Institutional Accredited Investor" shall have the meaning provided in
           ---------------------------------
paragraph (r)(i).

          "Investment Grade Rating" means a rating equal to or higher than Baa3
           -----------------------
(or the equivalent) and BBB- (or the equivalent) by Moody's Investors Service, Inc. (or any successor to the rating agency business thereof) and Standard & Poor's Ratings Service, a division of McGraw Hill, Inc. (or any successor to the rating agency business thereof), respectively.

          "Investments" means, with respect of any Person, directly or
           -----------
indirectly, any advance, account receivable (other than an account receivable arising in the ordinary course of business of such Person), loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any Capital Stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any Person or the making of any investment in any Person. Investments exclude

          (1) extensions of trade credit on commercially reasonable terms in accordance with normal trade practices of such Person; and

          (2)  the repurchase of securities of any Person by such Person.

For the purposes of the paragraph (k)(ii) covenant, (1) "Investments" (a) include and are valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and (b) exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary, provided, that, in no event
                                                  --------
may such amount exceed the net amount of any Investments constituting Restricted Payments made in such Subsidiary after the Issue Date and (2) the amount of any Investment will be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the (i) amount returned in cash with respect to such Investment whether through interest payments, principal payments, dividends or other distributions and (ii) proceeds received by the Company or any of its Restricted Subsidiaries from the disposition, retirement or redemption of all or any portion of such Investment;

provided that the aggregate of all such reductions may not exceed the amount of
--------
such initial Investment plus the cost of all additional Investments; provided,
                                                                     --------
further, that no such payment of distributions or receipt of any such other
-------
amounts may reduce the amount of any Investment if such payment of distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, 100% of the outstanding Common Stock of such Restricted Subsidiary, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

          "Issue Date" means May 26, 2000.
           ----------

          "Junior Securities" shall have the meaning provided in paragraph (b).
           -----------------

          "Mandatory Redemption Price" shall have the meaning provided in
           --------------------------
paragraph (e)(ii).

          "Net Income" means, with respect to any Person, for any period, the
           ----------
net income (loss) of such Person determined in accordance with GAAP.

          "Net Proceeds" means
           ------------

           (1) in the case of any sale of Capital Stock by or equity contribution to any Person, the aggregate net cash proceeds received by such Person, after payment of expenses, commissions and the like incurred in connection therewith;

           (2) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of the Company which is not Disqualified Capital Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to such Person upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account
                                                               ----
     of fractional shares and less all expenses incurred by such Person in connection therewith); and

           (3) in the case of any issuance of any Indebtedness by the Company or any Restricted Subsidiary, the aggregate net cash proceeds received by such Person after the payment of expenses, commissions, underwriting discounts and the like incurred in connection therewith.

          "NMPRC" means the New Mexico Public Regulation Commission.
           -----

          "Notes" means $275.0 million aggregate principal amount of 10.25%
           -----
senior subordinated notes due 2010 of the Company originally issued on April 7, 2000 pursuant to the Indenture and any exchange notes issued pursuant to the registration rights agreement relating thereto.

          "Officers' Certificate" shall have the meaning provided in paragraph
           ---------------------
(r)(iv)(d).

          "Parity Securities" shall have the meaning provided in paragraph (b).
           -----------------

          "Participants" shall have the meaning provided in paragraph (u)(i).
           ------------

          "Permitted Holders" means Laurel Hill Capital Partners, LLC, Caravelle
           -----------------
Investment Fund, L.L.C., CIBC WG Argosy Merchant Fund 2, L.L.C., Co-Investment Merchant Fund 3, L.L.C., Continental Casualty Company and their respective affiliates, other than their portfolio companies.

          "Permitted Indebtedness" means:
           ----------------------

          (1) Indebtedness of the Company or any Restricted Subsidiary arising under or in connection with the Senior Credit Facility in an aggregate principal amount not to exceed $185.0 million at any time outstanding less any mandatory prepayment actually made thereunder (to the extent, in the case of payments of revolving credit borrowings, that the corresponding commitments have been permanently reduced) or scheduled payments actually made thereunder;

          (2) Indebtedness under the Notes and the Indenture;

          (3) Indebtedness not covered by any other clause of this definition which is outstanding on the Issue Date reduced by the amount of any mandatory prepayments, permanent reductions or scheduled payments actually made thereunder;

          (4) Indebtedness of the Company to any Wholly Owned Subsidiary and Indebtedness of any Wholly Owned Subsidiary to the Company or another Wholly Owned Subsidiary;

          (5) Purchase Money Indebtedness and Capitalized Lease Obligations incurred to acquire property in the ordinary course of business which Purchase Money Indebtedness and Capitalized Lease Obligations do not in the aggregate exceed $10.0 million at any one time outstanding;

          (6) Indebtedness of the Company or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business;

          (7) the incurrence by the Company or any Restricted Subsidiary of Hedging Obligations that are incurred in the ordinary course of business of the Company or such Restricted Subsidiary and not for speculative purposes;

     provided that, in the case of any Hedging Obligation that relates to
     --------

               (a) interest rate risk, the notional principal amount of such Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Hedging Obligation relates and

               (b) currency risk, such Hedging Obligation does not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (8) Indebtedness of a Restricted Subsidiary (other than any Regulated Restricted Subsidiary) of the Company assumed by the Company to the extent such Indebtedness was permitted to be incurred by such Restricted Subsidiary at the time of incurrence thereof;

          (9)  Refinancing Indebtedness;

          (10) Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary of the Company, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable
                                    --------
     liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

          (11) Indebtedness consisting of performance and other similar bonds and reimbursement obligations incurred by the Company in the ordinary course of business securing the performance of contractual, franchise, license or other obligations of the Company or a Restricted Subsidiary;

          (12) Indebtedness of a Receivables Subsidiary that is not recourse to the Company or any other Restricted Subsidiary (other than with respect to Standard Securitization Undertakings) in connection with a Qualified Receivables Transaction;

          (13) Indebtedness of the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to bankers' acceptances and letters of credit issued in the ordinary course of business in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; provided, however, that obligations arising upon the
                          --------  -------
     drawing of such letters of credit or the incurrence of such Indebtedness are reimbursed within 30 days following such drawing or incurrence;

          (14) the accrual of interest, the issuance of additional Indebtedness in the form of additional promissory notes or otherwise in lieu of the payment of cash interest and the accretion of accreted value; and

          (15) additional Indebtedness of the Company and its Restricted Subsidiaries (other than its Regulated Restricted Subsidiaries) not to exceed $25.0 million in aggregate principal amount at any one time outstanding (which may be, but shall not be required to be, in the form of additional Indebtedness under the Senior Credit Facility).

          "Permitted Investments" means Investments made on or after the Issue
           ---------------------
Date consisting of

          (1) Investments by the Company, or by a Restricted Subsidiary thereof, in the Company or a Wholly Owned Subsidiary;

          (2) Investments by the Company, or by a Restricted Subsidiary thereof, in a Person, if as a result of such Investment

              (a) such Person becomes a Wholly Owned Subsidiary of the Company or

              (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary thereof;

          (3) Investments in cash and Cash Equivalents;

          (4) reasonable and customary loans made to employees not to exceed $2.0 million in the aggregate at any one time outstanding;

          (5) an Investment that is made by the Company or a Restricted Subsidiary thereof in the form of any Capital Stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to the Company or such Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale;

          (6) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

          (7) Hedging Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' business and not for speculative purposes;

          (8) any Investment solely in exchange for the issuance of equity interests (other than Disqualified Capital Stock) of the Company;

          (9) any Investment constituting Permitted Securities of a Person issued in exchange for trade or other claims against such Person in connection with a financial reorganization or restructuring of such Person or as a result of a foreclosure by the Company or any Restricted Subsidiary with respect to any secured Investment in default;

          (10) the contribution by the Company of any portion or all of the undeveloped sites located on the 2,700 acres adjacent to TNP One to any Person in exchange for an equity interest in such Person; provided that
                                                               --------
     such Person may not be a Subsidiary of the Company; provided, further, that
                                                         --------  -------
     (a) at or prior to the time of such contribution, the Company shall have received a minimum of $150 million of gross proceeds from the sale of TNP One and (b) at the time of such contribution, the Company's Consolidated Leverage Ratio is equal to or less than 4.5 to 1.0.; and

          (11) additional Investments not to exceed $10.0 million at any one time outstanding.

          "Permitted Securities" means equity securities or debt securities of
           --------------------
the Company as reorganized or readjusted or securities of the Company or any other company, trust, corporation or partnership provided for by a plan of reorganization or readjustment.

          "Person" means any individual, corporation, partnership, limited
           ------
liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

          "Preferred Stock" means any Capital Stock of a Person, however
           ---------------
designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

          "Private Placement Legend" shall have the meaning provided in
           ------------------------
paragraph (r)(vii).

          "Property" of any Person means all types of real, personal, tangible,
           --------
intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

          "Public Equity Offering" means a public offering by the Company of
           ----------------------
shares of its Common Stock (however designated and whether voting or non-voting) and any and all rights, warrants or options to acquire such Common Stock.

          "PUCT" means the Public Utility Commission of Texas.
           ----

          "Purchase Money Indebtedness" means Indebtedness of any Person
           ---------------------------
incurred in the normal course of business of such Person for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement of, any property or asset.

          "Qualified Receivables Transaction" means any transaction or series of
           ---------------------------------
transactions that may be entered into by the Company or any Restricted Subsidiary pursuant to which the Company or any Restricted Subsidiary may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Company or any Restricted Subsidiary) and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any Restricted Subsidiary and any asset related thereto, including, without limitation, all collateral securing the accounts receivable, all contracts and all guarantees or other obligations in respect of the accounts receivable, proceeds of the accounts receivable and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving accounts receivable. In addition, "Qualified Receivables Transaction" shall include any financing transaction by the Company or any Restricted Subsidiary under Chapter 39, Subchapter G of the Texas Public Utility Regulatory Act or any analogous law which the Company or such Restricted Subsidiary is subject to.

          "QIB" shall have the meaning provided in paragraph (r)(i).
           ---

          "Rating Agencies" means Standard & Poor's Ratings Service, a division
           ---------------
of McGraw Hill, Inc., and Moody's Investors Service, Inc. or any successor to the respective rating agency businesses thereof.

          "Receivables Subsidiary" means a Wholly Owned Subsidiary of the
           ----------------------
Company which engages in no activities other than in connection with the financing of accounts receivable and which is designated by a board resolution of the Board of Directors of the Company (as provided below) as a Receivables
Subsidiary:

          (1) has no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which

               (a) is guaranteed by the Company or any other Restricted Subsidiary (excluding guarantees of obligations pursuant to Standard Securitization Undertakings),

               (b) is recourse to or obligates the Company or any other Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings, or

               (c) subjects any property or asset of the Company or any other Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

          (2) with which neither the Company nor any other Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding (except in connection with a Qualified Receivables Transaction) other than on terms no less favorable to the Company or such other Restricted Subsidiary of the Company than those that might be obtained at the time from persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and

          (3) to which neither the Company nor any Restricted Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

          "Redeemable Dividend" means, for any dividend or distribution paid in
           -------------------
cash with regard to Preferred Stock, the quotient of the dividend or distribution divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.

          "Redemption Date", with respect to any shares of Senior Preferred
           ---------------
Stock, means the date on which such shares of Senior Preferred Stock are redeemed by the Company.

          "Redemption Notice" shall have the meaning provided in paragraph
           -----------------
(e)(iii).

          "Refinancing Indebtedness" means Indebtedness that refunds, refinances
           ------------------------
or extends any Indebtedness of the Company or any Restricted Subsidiary outstanding on the Issue Date or other Indebtedness permitted to be incurred by the Company or its Restricted Subsidiaries pursuant to the terms of this Statement of Resolution, but only to the extent that

          (1) the Refinancing Indebtedness is scheduled to mature either

               (a) no earlier than the Indebtedness being refunded, refinanced or extended, or

               (b)  after April 1, 2010;

          (2) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of

               (a) the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended,

               (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Indebtedness being refunded, refinanced or extended, and

               (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness; and

          (3) such Refinancing Indebtedness is incurred by the same Person (or its successor) that initially incurred the Indebtedness being refunded, refinanced or extended.

          "Registrar" shall have the meaning provided in paragraph (q).
           ---------

          "Registration Rights Agreement" means the registration rights
           -----------------------------
agreement dated as of May 26, 2000 among the Company, CIBC World Markets Corp. and Chase Securities Inc.

          "Regulated Restricted Subsidiary" means a Restricted Subsidiary that
           -------------------------------
is regulated or certified by the PUCT or the NMPRC or any successor thereto or any analogous regulatory body of any state of the United States or the District of Columbia.

          "Regulation S Global Share" means a permanent global security in
           -------------------------
registered form representing the aggregate principal amount of shares of Senior Preferred Stock sold in reliance on Regulation S under the Securities Act.

          "Resale Restriction Termination Date" shall have the meaning provided
           -----------------------------------
in paragraph (r)(i).

          "Restricted Payment" means any of the following:
           ------------------

          (1) the declaration or payment of any dividend or any other distribution or payment on Capital Stock of the Company or any Restricted Subsidiary of the Com-pany or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary of the Company (other than (a) dividends or distributions in respect of Senior Securities of the Company, (b) dividends or distributions payable solely in Capital Stock (other than Disqualified Capital Stock) or in options, warrants or other rights to purchase such Capital Stock (other than Disqualified Capital Stock), and (c) in the case of Restricted Subsidiaries of the Company, dividends or distributions payable to the Company or to a Restricted Subsidiary of the Company);

          (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of its Restricted Subsidiaries (other than (a) Senior Securities of the Company and (b) Capital Stock owned by the Company or a Wholly Owned Subsidiary of the Company, excluding Disqualified Capital Stock) or any option, warrants or other rights to purchase such Capital Stock;

          (3) the making of any Investment or guarantee of any Investment in any Person other than a Permitted Investment;

          (4) any designation of a Subsidiary as an Unrestricted Subsidiary (valued at the fair market value of the net assets of such Subsidiary on the date of designation); and

          (5) the forgiveness of any Indebtedness of an Affiliate of the Company to the Company or a Restricted Subsidiary of the Company.

          "Restricted Subsidiary" means a Subsidiary of the Company other than
           ---------------------
an Unrestricted Subsidiary and includes all of the Subsidiaries of the Company existing as of the Issue Date. The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action),

          (1) the Company could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to paragraph
     (k)(i); and

          (2) no Voting Rights Triggering Event has occurred and is continuing or results therefrom.

          "Sale and Lease-Back Transaction" means any arrangement with any
           -------------------------------
Person providing for the leasing by the Company or any Restricted Subsidiary of the Company of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

          "SEC" means the Securities and Exchange Commission.
           ---

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
rules and regulations of the SEC promulgated thereunder.

          "Senior Credit Facility" means the Credit Agreement dated as of April
           ----------------------
7, 2000, among the Company (as successor to ST Acquisition Corp., a Texas corporation), the lenders party thereto in their capacities as lenders thereunder, Canadian Imperial Bank of Commerce, as administrative agent, and CIBC World Markets Corp. and Chase Securities Inc., as co-arrangers and co-book managers, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted under
            --------
paragraph (k)(i)) or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

          "Senior Preferred Stock" shall have the meaning provided in paragraph
           ----------------------
(a).

          "Senior Securities" shall have the meaning provided in paragraph (b).
           -----------------

          "Share Certificates" shall have the meaning provided in paragraph (m).
           ------------------

          "Share Register" shall have the meaning provided in paragraph (q).
           --------------

          "Standard Securitization Undertakings" means representations,
           ------------------------------------
warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary of the Company which are reasonably customary in an accounts receivable securitization transaction.

          "Subsidiary" of any specified Person means any corporation,
           ----------
partnership, limited liability company, joint venture, association or other business entity, whether now existing or hereafter organized or acquired,

          (1) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or

          (2) in the case of a partnership, limited liability company, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes.

          "Suspended Covenants" shall have the meaning provided in paragraph
           -------------------
(k).

          "Texas Senate Bill 7" means Senate Bill 7 of the State of Texas signed
           -------------------
in June 1999 by Texas Governor George W. Bush which implements competition in Texas retail electric markets.

          "TNMP" means the Texas-New Mexico Power Company, a Texas corporation.
           ----

          "Transfer Agent" shall have the meaning provided in paragraph 1.
           --------------

          "Transfer Agent Office" shall have the meaning provided in paragraph
           ---------------------
(t).

          "Treasury Rate" means, as of any redemption date, the yield to
           -------------
maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available as least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market date) most nearly equal to the period from the redemption date to April 1, 2005; provided,
                                                                      --------
however, that if the period from the redemption date to April 1, 2005 is less
-------
than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

          "Unrestricted Subsidiary" means
           -----------------------

          (1)  any Subsidiary of an Unrestricted Subsidiary; and

          (2) any Subsidiary of the Company which is designated after the Issue Date as an Unrestricted Subsidiary by a board resolution of the Board of Directors of the Company;

     provided that a Subsidiary may be so designated as an Unrestricted
     --------
     Subsidiary only if

          (a) such designation is in compliance with paragraph (k)(ii); and

          (b) neither the Company nor any Restricted Subsidiary will at any time

               (i) provide a guarantee of, or similar credit support to, any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness),

               (ii) be directly or indirectly liable for any Indebtedness of such Subsidiary or

               (iii) be directly or indirectly liable for any other Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon (or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity) upon the occurrence of a default with respect to any other Indebtedness that is Indebtedness of such Subsidiary (including any corresponding right to take enforcement action against such Subsidiary), except in the case of clause (i) or (ii) to the extent

          (i) that the Company or such Restricted Subsidiary could otherwise provide such a guarantee or incur such Indebtedness (other than as Permitted Indebtedness) pursuant to paragraph (k)(i) and

          (ii) the provision of such guarantee and the incurrence of such Indebtedness otherwise would be permitted under paragraph (k)(ii).

          "Wholly Owned Subsidiary" means any Restricted Subsidiary, all of the
           -----------------------
outstanding voting securities (other than directors' qualifying shares and, in the case of TNMP, other than shares of preferred stock outstanding on the Issue
Date) of which are owned, directly or indirectly, by the Company.

          5. The following resolution prospectively (i) increasing the number of shares of Series D Redeemable Preferred Stock, and (ii) designating additional authorized shares as Series D Redeemable Preferred Stock was duly adopted by all necessary action of the Company on May 23, 2000:

          "RESOLVED FURTHER, that pursuant to the authority vested in the Board by the Restated Articles and Section 2.13.B of the Texas Business Corporation Act, the Board does hereby, effective prospectively as provided herein, (i) increase the number of shares of Series D Redeemable Preferred Stock by 100,000 from 900,000 to 1,000,000, and (ii) designate as additional shares of Series D Redeemable Preferred Stock all 100,000 shares that will be restored to the status of authorized but unissued Senior Redeemable Preferred

Stock upon the redemption and cancellation of the currently outstanding Series A Redeemable Preferred Stock as authorized below, which increase and designation shall be effective upon completion of, and contingent upon, the redemption and cancellation of all of the currently outstanding shares (being 100,000 shares) of the Company's Series A Redeemable Preferred Stock; and"

          IN WITNESS WHEREOF, the Company has caused this Statement of Resolution to be executed this _______ day of May, 2000.


                                   TNP ENTERPRISES, INC.


                                   By:
                                      ---------------------------
                                      Name:
                                      Title:

                                                                       EXHIBIT A
                                                                       ---------

          [THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AND SUBJECT TO COMPLIANCE WITH OTHER APPLICABLE LAWS. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(K) (OR ANY SUCCESSOR PROVISION THEREOF) AS PERMITTING THE RESALE BY NON-AFFILIATES OF RESTRICTED SECURITIES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE"), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND OTHERWISE IN COMPLIANCE WITH OTHER APPLICABLE LAWS, SUBJECT TO THE ISSUER'S AND THE TRANSFER AGENT'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THE

     LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.]/1/


                                                         CUSIP NO. [           ]


                             TNP ENTERPRISES, INC.
               INCORPORATED UNDER THE LAWS OF THE STATE OF TEXAS

                   14 1/2% SENIOR REDEEMABLE PREFERRED STOCK,
                                 SERIES [   ],
                    $1,000 LIQUIDATION PREFERENCE PER SHARE

No. [   ]                                                     [         ] Shares

          This certifies that CEDE & CO. is the owner of [                     ]
fully paid and non-assessable shares of 14 1/2% Senior Redeemable Preferred
Stock, Series [   ], $1,000 liquidation preference per share, of TNP
Enterprises, Inc. (the "Company"), a Texas corporation. The shares represented by this Certificate are transferable only on the stock transfer books of the Company by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this Certificate properly endorsed. This Certificate is not valid until authenticated by the Company's transfer agent.

          Dividend Payment Dates: April 1 and October 1, commencing October 1, 2000.

          Record Dates:  March 15 and September 15.

          Mandatory Redemption Date:  April 1, 2011.

          This Certificate and the shares represented hereby are issued and shall be subject to all the provisions of the Articles of Incorporation, the Statement of Resolution under which the shares represented hereby were issued and the By-Laws of the Company and the amendments from time to time made thereto, copies of which are on file at the principal office of

_________________________
/1/ This legend is to be included on the Series A Senior Preferred Stock so long as it constitutes a "restricted security" within the meaning of Rule 144(a)(3) under the Securities Act.

the Company, to all of which the holder of this Certificate assents by acceptance hereof.

          IN WITNESS WHEREOF, the Company has caused this Certificate to be executed manually or by the facsimile signatures of its duly authorized officers.

Dated:  [                ]

                                             TNP ENTERPRISES, INC.

                                             By: _______________________________
                                                 Name:
                                                 Title:

                                             By: _______________________________
                                                 Name:
                                                 Title:

Certificate of Authentication:

THE BANK OF NEW YORK, Transfer
  Agent and Registrar

By: __________________________
    Authorized Signatory

Date of Authentication:  [                ]

                             [FORM OF ASSIGNMENT]

          For value received _______________________ hereby sells, assigns and transfers unto _____________________ the within Share Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________________ attorney, to transfer said Share Certificate on the books of the within-named Company, with full power of substitution in the premises.

Dated ____________________, ____

          Signature:  __________________________________________________________
                      Note: The above signature must correspond with the name as written upon the face of this Share Certificate in every particular, without alteration or enlargement or any change whatever.

          Signature Guaranteed:  _______________________________________________

                SCHEDULE OF EXCHANGES OF CERTIFICATED SHARES/2/
                --------------------------------------------

          The following exchanges of a part of this Global Share for certificated shares of Senior Preferred Stock have been made:

                                                                  Number of
                                                                  shares of
                    Amount of              Amount of               Senior
                   decrease in            increase in             Preferred
               Number of shares of    Number of shares of       Stock of this        Signature of
                     Senior                  Senior             Global Share          authorized
               Preferred Stock of      Preferred Stock of         following           officer of
Date of               this                    this              such decrease       Transfer Agent
Exchange          Global Share            Global Share          (or increase)
----------------------------------------------------------------------------------------------------

_________________________
2 This is to be included only if the Senior Preferred Stock is in global form.

                                                                       EXHIBIT B
                                                                       ---------

                       FORM OF LEGEND FOR GLOBAL SHARES
                       --------------------------------

          Any Global Share authenticated and delivered hereunder shall bear a legend in substantially the following form:

          THIS SECURITY IS A GLOBAL SHARE WITHIN THE MEANING OF THE STATEMENT OF RESOLUTION HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE STATEMENT OF RESOLUTION, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE STATEMENT OF RESOLUTION.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT C
                                                                       ---------
                   CERTIFICATE TO BE DELIVERED UPON EXCHANGE
             OR REGISTRATION OF TRANSFER OF SENIOR PREFERRED STOCK

          Re: 14 1/2% Senior Redeemable Preferred Stock, $1,000 liquidation preference per share (the "Senior Preferred Stock") of TNP Enterprises, Inc.
               ---------------------------------------------

          This Certificate relates to ____ shares of Senior Preferred Stock held in* ___ book-entry or* _______ certificated form by ______ (the "Transferor").

The Transferor:*

     [_] has requested the Transfer Agent by written order to deliver in exchange for its beneficial interest in the Global Share held by the Depository a share or shares of Senior Preferred Stock in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Share (or the portion thereof indicated above); or

     [_] has requested the Transfer Agent by written order to exchange or register the transfer of a share or shares of Senior Preferred Stock.

          In connection with such request and in respect of each such Senior Preferred Stock, the Transferor does hereby certify that Transferor is familiar with the Statement of Resolution relating to the above-captioned shares of Senior Preferred Stock and the restrictions on transfers thereof as provided in paragraph (r) of such Statement of Resolution, and that the transfer of this Senior Preferred Stock does not require registration under the Securities Act of 1933, as amended (the "Act") because*:
                       ---

     [_] Such Senior Preferred Stock is being acquired for the Transferor's own account, without transfer (in satisfaction of paragraph (r)(i) or paragraph
(r)(iv) of the Statement of Resolution).

     [_] Such Senior Preferred Stock is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Act), in reliance on Rule 144A.

     [_] Such Senior Preferred Stock is being transferred to an institutional "accredited investor" (within the meaning of subparagraphs (a)(1), (2), (3) or (7) of Rule 501 under the Act).

     [_] Such Senior Preferred Stock is being transferred in reliance on Regulation S under the Act.

     [_] Such Senior Preferred Stock is being transferred in accordance with Rule 144 under the Act.

     [_] Such Senior Preferred Stock is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Act.

                              ______________________________
                              [INSERT NAME OF TRANSFEROR]

                              By:  _________________________

Date:  _________________
       *Check applicable box.

                                                                       EXHIBIT D
                                                                       ---------

                           Form of Certificate to Be
                         Delivered in Connection with
                Transfers to Institutional Accredited Investors
                -----------------------------------------------

                                                             _____________, ____

The Bank of New York
101 Barclay Street, Floor 21 West
New York, New York 10286

Attention:  Corporate Trust Trustee Administration

Ladies and Gentlemen:

          In connection with our proposed purchase of shares of 14 1/2% Senior Redeemable Preferred Stock, $1,000 liquidation preference per share (the "Senior Preferred Stock"), of TNP Enterprises, Inc. (the "Company"), we confirm that:

          1. We have received such information as we deem necessary in order to make our investment decision.

          2. We understand that any subsequent transfer of the Senior Preferred Stock is subject to certain restrictions and conditions set forth in the Statement of Resolution and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Senior Preferred Stock except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

          3. We understand that the offer and sale of the Senior Preferred Stock has not been registered under the Securities Act, and that the Senior Preferred Stock may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Senior Preferred Stock prior to (x) the date which is two years after the later of the date of original issuance of the Senior Preferred Stock (or such shorter period as may be prescribed by Rule 144(k) under the Securities Act or any successor provision thereto) or the last day on which the Company or any affiliate of the Company was owner of such shares of Senior Preferred Stock, or any predecessor thereto, and (y) such later date, if any, as may be required by applicable laws, we will do so only (A) to the Company, (B) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Transfer Agent a signed letter substantially in the form hereof, (D) outside the United States in accordance with Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or (F) pursuant to an effective registration statement under the Securities Act and (G) pursuant to another available exemption under the Securities Act, and we further agree to provide to any person purchasing Senior Preferred Stock from us a notice advising such purchaser that resales of Senior Preferred Stock are restricted as stated herein.

          4. We understand that, on any proposed resale of shares of Senior Preferred Stock, we will be required to furnish to the Transfer Agent and the Company, such certification, legal opinions and other information as the Transfer Agent and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the shares of Senior Preferred Stock purchased by us will bear a legend to the foregoing effect.

          5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Senior Preferred Stock, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

          6. We are acquiring Senior Preferred Stock purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,

                                        [Name of Transferee]



                                        By: _______________________________
                                            [Authorized Signatory]

          Upon transfer the shares of Senior Preferred Stock would be registered in the name of the new beneficial owner as follows:

Name:______________________________

Address:___________________________

Taxpayer ID Number:________________

                                                                       EXHIBIT E
                                                                       ---------
                           Form of Certificate to Be
                            Delivered in Connection
                          with Regulation S Transfers
                          ---------------------------

                                                           _______________, ____

The Bank of New York
101 Barclay Street, Floor 21 West
New York, New York 10286

Attention:  Corporate Trust Trustee Administration

Ladies and Gentlemen:

          In connection with our proposed sale of shares of 14 1/2% Senior Redeemable Preferred Stock, $1,000 liquidation preference per share (the "Senior Preferred Stock"), of TNP Enterprises, Inc. (the "Company"), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) the offer of the shares of Senior Preferred Stock was not made to a person in the United States;

          (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, as applicable;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

          (5) we have advised the transferee of to the transfer restrictions applicable shares of Senior Preferred Stock; and

          (6) if the circumstances set forth in Rule 904(c) under the Securities Act are applicable, we have complied with the additional conditions therein, including (if applicable) sending a confirmation or other notice stating that the shares of Senior Preferred Stock may be offered and sold during the restricted period specified in Rule 903(c)(2) or (3), as applicable, in accordance with the provisions of Regulation S; pursuant to registration of the shares of Senior Preferred Stock under the Securities Act; or pursuant to an available exemption from the registration requirements under the Act.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Defined terms used herein without definition have the respective meanings provided in Regulation S under the Securities Act.

                              Very truly yours,

                              [Name of Transferee]



                              By: ______________________________
                                  [Authorized Signatory]

          Upon transfer the shares of Senior Preferred Stock would be registered in the name of the new beneficial owner as follows:

Name:______________________________

Address:___________________________

Taxpayer ID Number:________________

                                      E-2